UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

POST PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE RIVERSIDE 4401 NORTHSIDE PARKWAY, SUITE 800 ATLANTA, GEORGIA 30327-3057 404.846.5000 FAX 404.504.9388 WWW.POSTPROPERTIES.COM

April 22, 2009

Dear Shareholder:

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of Post Properties, Inc. to be held on Tuesday, June 9, 2009, at 9:00 a.m. local time at our offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327.

The items of business are listed in the following Notice of Annual Meeting of Shareholders and are more fully addressed in the Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On April 22, 2009, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. Shareholders who previously made a request to receive a paper copy of the proxy materials were mailed the Proxy Statement, an annual report and proxy card, and shareholders who previously made a request to receive email delivery of the proxy materials were sent a proxy materials email with instructions on how to access our Proxy Statement and annual report and how to vote over the Internet. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

On behalf of your board of directors, thank you for your continued support and interest in Post Properties, Inc.

Sincerely,

            Robert C. Goddard, III

            Chairman of the Board

ONE RIVERSIDE 4401 NORTHSIDE PARKWAY, SUITE 800 ATLANTA, GEORGIA 30327-3057 404.846.5000 FAX 404.504.9388 WWW.POSTPROPERTIES.COM

POST PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 9, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Post Properties, Inc. will be held at the Company’s offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327 on Tuesday June 9, 2009, at 9:00 a.m. local time, for the following purposes:

(1) to elect the ten directors nominated by the board and listed in this Proxy Statement for a one-year term,

(2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2009, and

(3) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only the holders of record of common stock of Post Properties, Inc. at the close of business on April 15, 2009 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting. A list of shareholders as of the close of business on April 15, 2009 will be available at the Annual Meeting for examination by any shareholder, his agent or his attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Sherry W. Cohen

Executive Vice President

and Corporate Secretary

Atlanta, Georgia

April 22, 2009

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote your shares over the Internet or, if you requested and received a paper copy of the proxy card by mail, by voting your shares over the Internet or by telephone or by signing and dating the proxy card and returning it in the envelope enclosed therewith, which does not require any postage if mailed in the United States. If you are a shareholder of record and you attend the Annual Meeting, you may revoke the proxy and vote your shares in person. If you are a beneficial owner and you have a legal proxy to vote your shares, you may vote in person at the Annual Meeting.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 9, 2009.

The Proxy Statement and annual report to security holders are available at www.edocumentview.com/PPS2009.

POST PROPERTIES, INC.

One Riverside

4401 Northside Parkway, Suite 800

Atlanta, Georgia 30327-3057

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 9, 2009

GENERAL INFORMATION

The 2009 Annual Meeting of Shareholders (Annual Meeting) of Post Properties, Inc. (Post Properties or the Company) will be held on Tuesday, June 9, 2009, at the Company’s offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, beginning promptly at 9:00 a.m. local time. The form of proxy provided herewith is solicited by our board of directors. We anticipate that a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our holders on or about April 22, 2009. We anticipate that, for shareholders who previously made a request to receive a paper copy of the proxy materials, a paper copy of the Proxy Statement, annual report and proxy card, and for shareholders who previously made a request to receive email delivery of the proxy materials, a proxy materials email with instructions on how to access our Proxy Statement and annual report and how to vote over the Internet, will first be mailed or emailed on or about April 22, 2009.

Why is this Proxy Statement being made available?

Our board of directors has made this Proxy Statement available to you because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote over the Internet, by telephone or (if you received a proxy card by mail) by signing and returning a proxy card, you appoint David P. Stockert and Sherry W. Cohen as your representatives at the Annual Meeting. Mr. Stockert and Ms. Cohen will vote your shares at the Annual Meeting as you have instructed them. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote over the Internet, or (if you received a proxy card by mail) over the Internet, by telephone or by signing, dating and returning your proxy card in advance of the Annual Meeting just in case your plans change.

If an issue comes up for vote at the Annual Meeting other than the proposals described in this Proxy Statement, Mr. Stockert and Ms. Cohen will vote your shares, under your proxy, at their discretion.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and 2008 annual report to shareholders over the Internet at www.edocumentview.com/PPS2009. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

What is the record date?

The record date is April 15, 2009. Only holders of record of common stock as of the close of business on this date will be entitled notice of and to vote at the Annual Meeting.

How many shares are outstanding?

As of the record date, we had 44,351,749 shares of common stock outstanding in addition to 218,609 outstanding partnership units in Post Apartment Homes, L.P., which are exchangeable for shares of common stock on a one-for-one basis. Only shares of common stock outstanding as of the record date will be eligible to vote at the Annual Meeting. Each holder of common stock on the record date is entitled to one vote for each share of common stock held.

What am I voting on?

You are being asked to vote on the following:

•	the election of the ten directors nominated by the board and listed in this Proxy Statement for a one-year term, and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2009.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

How do I vote?

If you are a registered shareholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•

over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner),

•	by telephone through the number noted in the proxy card you received (if you received a proxy card),

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith, or

•	by attending the Annual Meeting and voting in person.

Please follow the directions in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received carefully.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described below.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the ten directors nominated by the board and listed in this Proxy Statement and FOR the ratification of the appointment of the independent registered public accountants.

Can all shareholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you must bring with you a legal proxy from your broker, bank or other nominee authorizing you to vote such shares in order to vote in person at the Annual Meeting. Please note that if you request a legal proxy, any previously submitted proxy will be revoked and your shares will not be voted unless you attend the Annual Meeting and vote in person or appoint another proxy to vote on your behalf.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card?

It means that you have multiple accounts with the transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received. Please vote all of the shares you own.

What if I change my mind after I vote my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again over the Internet or by telephone prior to 12:00 a.m., Eastern Time, on June 9, 2009,

•	signing and returning another proxy card with a later date,

•	voting in person at the Annual Meeting, or

•	giving written notice to the Corporate Secretary of Post Properties.

Please note that street name holders cannot vote in person at the Annual Meeting unless they have a legal proxy.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•	vote over the Internet or by telephone,

•	properly submit a proxy card (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

Will my shares be voted if I do not vote over the Internet, vote by telephone, sign and return my proxy card or vote in person at the Annual Meeting?

If you are a registered shareholder, meaning that your shares are registered in your name, and you do not vote over the Internet, by telephone, by signing and returning your proxy card or by voting in person at the Annual Meeting, then your shares will not be voted and will not count in deciding the matters presented for consideration in this Proxy Statement.

If your shares are held in street name and you do not vote your shares, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, including the election of directors and the ratification of the appointment of the independent registered public accountants described in this Proxy Statement, brokerage firms have authority under New York Stock Exchange (or NYSE) rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter.

On “non-routine” matters, if the brokerage firm has not received instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal.

When a brokerage firm does not have the authority to vote its customer’s shares or does not exercise its authority, these are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting.

How are votes counted?

For “Proposal 1 — Election of Directors,” you may vote for all nominees, withhold from all nominees or withhold from individual nominees. For “Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accountants,” you may vote for, against or abstain from voting on the proposal.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of the vote.

How many votes are needed to elect directors?

Directors are elected by a plurality vote. As a result, the ten director nominees receiving the highest number of for votes will be elected as directors.

In 2006, we adopted a Policy on Majority Voting. The policy sets forth our procedures if a nominee is elected but receives a majority of withheld votes. In an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election is required, within five days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is required to make a recommendation to the board of directors with respect to the resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. The policy is more fully described under the caption “Corporate Governance — Policy on Majority Voting.”

How many votes are needed to approve the proposal to ratify the appointment of the independent registered public accountants?

For the proposal to pass, the for votes cast at the Annual Meeting must exceed the against votes cast at the Annual Meeting.

What happens if a director nominee is unable to stand for election?

The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies will be voted for the substitute nominee designated by the board of directors. Proxies cannot be voted for more than ten director nominees at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009. We will file that report with the Securities and Exchange Commission (or SEC), and you can get a copy from:

•	our website at www.postproperties.com by clicking on the For Investors link, followed by the SEC Filings tab,

•	the SEC’s website at www.sec.gov,

•	the SEC at (800) SEC-0330, or

•	our Corporate Secretary at Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057.

Who will pay for the costs of soliciting proxies?

We will bear the costs of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, one or more of our employees, in certain instances, may personally make special solicitations of proxies either by telephone or mail. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials or sending a Notice of Internet Availability of Proxy Materials to the beneficial owners of our common stock. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Innisfree M&A Incorporated is $8,500 plus expenses.

How can I obtain a copy of the 2008 annual report to shareholders and the Annual Report on Form 10-K for the year ended December 31, 2008?

Our annual report to shareholders for the year ended December 31, 2008, which includes our Annual Report on Form 10-K for the year ended December 31, 2008, is available at www.edocumentview.com/PPS2009, and if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement. However, the annual report forms no part of the material for the solicitation of proxies.

This report may also be accessed through our website at www.postproperties.com by clicking on the For Investors link, followed by the Financial Reports tab. In addition, our Annual Report on Form 10-K for the year ended December 31, 2008, is available from the SEC’s website at www.sec.gov. At the written request of any shareholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible shareholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

Post Properties, Inc.

One Riverside

4401 Northside Parkway, Suite 800

Atlanta, Georgia 30327-3057

Attention: Corporate Secretary

How do I obtain directions to attend the Annual Meeting and vote in person?

Directions to the Annual Meeting are located at www.edocumentview.com/PPS2009.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our bylaws provide that at least three and no more than fifteen directors shall constitute the full board of directors. Currently, our board of directors consists of ten members. The term of each of Robert C. Goddard, III, Douglas Crocker II, David P. Stockert, Herschel M. Bloom, Walter M. Deriso, Jr., Russell R. French, Dale Anne Reiss, David R. Schwartz, Stella F. Thayer and Ronald de Waal expires at the 2009 Annual Meeting and until his or her respective successor is elected and qualified.

Upon the recommendation of our independent Nominating and Corporate Governance Committee, the board of directors has nominated incumbent directors Robert C. Goddard, III, Douglas Crocker II, David P. Stockert, Herschel M. Bloom, Walter M. Deriso, Jr., Russell R. French, Dale Anne Reiss, David R. Schwartz, Stella F. Thayer and Ronald de Waal to stand for re-election at the Annual Meeting and to hold office until our 2010 Annual Meeting of Shareholders and until his or her successor is elected and qualified.

The following list sets forth the names of the nominees for director and contains certain biographical information, including a brief description of principal occupation and business experience during at least the past five years, directorships of companies presently held, and certain other information. This information has been furnished by the respective individuals.

Nominees for Election

Robert C. Goddard, III has been a director of Post Properties since May 2002 and Chairman of the Board since February 2003. Since July 2000, Mr. Goddard has been Chairman and Chief Executive Officer of Goddard Investment Group, LLC, a commercial real estate investment firm focusing in the Atlanta, Dallas, Houston, Denver and Miami markets. From 1988 to December 2000, Mr. Goddard served as Chairman and Chief Executive Officer of the NAI/Brannen Goddard Company, a real estate firm. Mr. Goddard is 54 years old.

Douglas Crocker II has been a director of Post Properties since May 2004 and Vice Chairman of the Board since August 2008. Mr. Crocker has been the Chairman and Chief Investment Officer of Transwestern Multifamily Partners since 2006. Since 2003, Mr. Crocker has been a partner of DC Partners LLC. From 1993 until 2002, Mr. Crocker served as Trustee, President and Chief Executive Officer of Equity Residential Properties Trust, a real estate investment trust focusing on apartment communities. He served as Vice Chairman of the Board of Trustees of Equity Residential from January 2003 through May 2003. Mr. Crocker also is a director of REIS, Inc., Ventas, Inc. and Acadia Realty Trust. Mr. Crocker is 69 years old.

David P. Stockert has been a director of Post Properties since May 2002. Since July 2002, Mr. Stockert has been President and Chief Executive Officer of Post Properties. From January 2001 to June 2002, Mr. Stockert served as Post Properties’ President and Chief Operating Officer. From July 1999 to October 2000, Mr. Stockert was Executive Vice President of Duke Realty Corporation, a publicly traded real estate company. From June 1995 to July 1999, Mr. Stockert was Senior Vice President and Chief Financial Officer of Weeks Corporation, also a publicly traded real estate company that was a predecessor by merger to Duke Realty Corporation. Mr. Stockert is 46 years old.

Herschel M. Bloom has been a director of Post Properties since May 1994. Since April 2008 Mr. Bloom has been Senior Counsel in the law firm of King & Spalding LLP. Prior to April 2008, Mr. Bloom was a partner with King & Spalding LLP, a position he had held for more than the past five years. Mr. Bloom is 66 years old.

Walter M. Deriso, Jr. has been a director of Post Properties since May 2004. Mr. Deriso currently serves as Chairman of the Board of Atlantic Capital Bancshares, Inc. and of its subsidiary, Atlantic Capital Bank, a commercial banking and financial services company, and has held these positions since August 2006. From 1997 to February 2005, Mr. Deriso served as Vice Chairman of Synovus Financial Corp., a diversified financial services company. Mr. Deriso also served as Chairman of the Board of Security Bank and Trust Company of Albany, a subsidiary of Synovus, through July 2006. Mr. Deriso is 62 years old.

Russell R. French has been a director of Post Properties since July 1993. He is currently a special limited partner of Moseley & Co. VI, LLC and has held this position since 2007. Mr. French is a retired venture capitalist and was previously a member of Moseley & Co. III and a partner of Moseley & Co. II, positions he had held for more than the past five years. In addition, Mr. French has been a member of MKFJ-IV, LLC since 1998 and a member of Moseley & Co. V, LLC since 2000. Each of Moseley & Co. III, MKFJ-IV, LLC and Moseley & Co. V, LLC is the general partner of a venture capital fund. Mr. French is 63 years old.

Dale Anne Reiss has been a director of Post Properties since October 2008. Ms. Reiss is currently a Senior Consultant of the Global Real Estate Center of Ernst & Young LLP. Ms. Reiss is also currently the Managing Director of Artemis Advisors LLC. Ms. Reiss retired as the Global Director of Real Estate, Hospitality and Construction Services for Ernst & Young LLP. From 1995 through 2008, Ms. Reiss was a senior partner at Ernst & Young LLP. She also held the position of managing partner at its predecessor, Kenneth Leventhal & Company, from 1985 through its merger with Ernst & Young in 1995. Ms. Reiss is also a director of iStar Financial Incorporated, a commercial real estate finance company. Ms. Reiss is 61 years old.

David R. Schwartz has been a director of Post Properties since October 2008. Mr. Schwartz is the Co-Founder and Managing Member of Waterton Associates L.L.C., a private equity real estate investment firm. Prior to forming Waterton in 1995, Mr. Schwartz was a Vice President of Acquisitions for Equity Residential Properties Trust. Mr. Schwartz is 45 years old.

Stella F. Thayer has been a director of Post Properties since September 2005. Ms. Thayer is currently, and has been for more than the past five years, an attorney and shareholder of the law firm of Macfarlane Ferguson & McMullen. She is also the President, Treasurer and a director of Tampa Bay Downs, Inc. Ms. Thayer is 68 years old.

Ronald de Waal has been a director of Post Properties since May 2000. Mr. de Waal is Chairman of the Board of WE International b.v., a Netherlands corporation, which operates fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany and France, and has held this position since 1983. Mr. de Waal is also Chairman of Ronus Inc., an Atlanta-based real estate company which develops and manages mixed-use real estate properties. Mr. de Waal is also a director of Saks Incorporated. Mr. de Waal is 57 years old.

The board of directors recommends a vote FOR the ten directors nominated by the board and listed in this Proxy Statement.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Audit Committee.    The Audit Committee currently consists of Messrs. Deriso and French and Mss. Reiss and Thayer. The board of directors has determined that Mr. French, the current committee chair, qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2008, the committee held five meetings. The committee chair also held other meetings with management and/or our independent registered public accounting firm during the year.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, evaluating, compensating and terminating our independent registered public accounting firm,

•	discussing with our independent registered public accounting firm their independence from management,

•	reviewing with our independent registered public accounting firm the scope and results of their audit,

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm,

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC,

•	reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls, and

•	overseeing our internal auditors and coordinating their audit efforts with our independent registered public accounting firm.

Executive Compensation and Management Development Committee.    The Executive Compensation and Management Development Committee currently consists of Messrs. Deriso, French and Schwartz and Ms. Thayer. Ms. Thayer currently serves as chair. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2008, the committee held eight meetings.

The Executive Compensation and Management Development Committee is responsible for, among other things:

•	annually reviewing and approving our goals and objectives for executive compensation,

•

annually reviewing and approving for the Chief Executive Officer and the other senior executives (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) any special or supplemental benefits or perquisites,

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate,

•	making recommendations and reports to the board of directors concerning matters of executive compensation,

•	administering our executive incentive plans,

•	making recommendations to the board of directors concerning matters of director compensation, and

•	reviewing compensation plans, programs and policies.

See Compensation Discussion and Analysis for a description of the processes and procedures of the Executive Compensation and Management Development Committee and for additional information regarding the Executive Compensation and Management Development Committee’s role and management’s role in determining compensation for executive officers and directors.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Messrs. Crocker, Deriso and Goddard and Ms. Reiss. Mr. Deriso currently serves as chair. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2008, the committee held two meetings.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking potential candidates to be considered for election to the board of directors,

•	recommending potential candidates for election to the board of directors,

•	reviewing corporate governance matters, and

•	making recommendations to the board of directors concerning the structure and membership of board committees.

Strategic Planning and Investment Committee.    The Strategic Planning and Investment Committee currently consists of Messrs. Bloom, Crocker, Goddard, Schwartz and de Waal. Mr. Crocker currently serves as chair. During 2008, the committee held seven meetings.

The Strategic Planning and Investment Committee is responsible for, among other things:

•	developing a multi-year strategic business plan with our Chief Executive Officer and other executive officers and reviewing such plan annually,

•	evaluating and overseeing financial strategy, development, dispositions, acquisitions and certain investments on behalf of the Company, and

•	reviewing and recommending to the board of directors approval of certain types of corporate finance transactions on behalf of the Company and its subsidiaries.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Executive Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Investment Committee and our Corporate Governance Guidelines may be accessed on our website at www.postproperties.com by clicking on the For Investors link, followed by the Corporate Governance tab, and are available in print upon request from our Corporate Secretary.

Codes of Business Conduct and Ethics

We have a Code of Business Conduct, which is applicable to all directors and employees, including our executive and financial officers. There is a separate Code of Ethics for Senior Executive and Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. The Code of Business Conduct and the Code of Ethics are available on our website at www.postproperties.com by clicking on the For Investors link, followed by the Corporate Governance tab, and are available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Business Conduct or the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

General Criteria and Process

In identifying and evaluating director candidates, the Nominating and Corporate Governance Committee does not set specific criteria for directors. Under its charter, the committee is responsible for determining desired board skills and attributes and must consider personal and professional integrity, ability, judgment and other factors deemed appropriate. As expressed in our Corporate Governance Guidelines, we generally believe that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Directors also must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time. The committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

Shareholder Recommendation of Nominees

We have not adopted a specific policy regarding the consideration of director nominees recommended to our Nominating and Corporate Governance Committee by shareholders. Shareholders who wish to recommend nominees for consideration by the committee may submit their nominations in writing to our Corporate Secretary at the address provided in this Proxy Statement. The committee may consider such shareholder recommendations when it evaluates and recommends nominees to the board of directors for submission to the shareholders at each annual meeting. For additional important information regarding shareholder nominations of directors and shareholder proposals, please see the “Other Matters” section of this Proxy Statement.

Policy on Majority Voting

In 2006, we adopted a policy on majority voting in the election of directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the chairman of the board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the board of directors concerning the acceptance or rejection of the resignation.

In determining its recommendation to the board of directors, the Nominating and Corporate Governance Committee will consider all factors deemed relevant, including:

•	the stated reason or reasons why shareholders who cast withhold votes for the director did so,

•

the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the board of directors as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and

•	whether the director’s resignation from the board of directors would be in the Company’s best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Nominating and Corporate Governance Committee deem appropriate, including:

•	acceptance of the resignation,

•	rejection of the resignation, or

•

rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Corporate Governance Committee to have substantially resulted in the withheld votes.

Under the policy, the board of directors will take formal action on the recommendation no later than 75 days following the date of the shareholders’ meeting. In considering the recommendation, the board of directors will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the board of directors deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the board of directors’ decision within four business days after the decision is made. The board of directors will also provide a full explanation of the process by which the decision was made and, if applicable, the board of directors’ reason or reasons for rejecting the tendered resignation.

Director Independence

As part of our Corporate Governance Guidelines, we have established director independence standards which are set forth on Appendix A. Our director independence standards meet or exceed the requirements of SEC rules and regulations and the NYSE listing standards.

As required by the Corporate Governance Guidelines, the board of directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, the board of directors affirmatively determined that the following directors and nominee are independent for purposes of serving on the board of directors and meet the requirements set forth in our director independence standards: Messrs. Goddard, Crocker, Bloom, Deriso, French, Schwartz and de Waal and Mss. Reiss and Thayer. The board of directors had previously affirmatively determined that Mr. Charles E. Rice, a former director who served on the board during part of 2008, was independent. The board of directors further determined that all current members of the Audit Committee, Executive Compensation and Management Development Committee and Nominating and Corporate Governance Committee are independent and previously determined that all members of these committees during 2008 were independent.

Mr. Stockert is not considered independent because he is an executive officer of the Company. Herschel M. Bloom, one of our directors, was senior counsel in the law firm of King & Spalding LLP during 2008. King & Spalding LLP provided legal services to us during fiscal 2008. Fees for these legal services represented less than 2% of King & Spalding LLP’s revenues during the last three fiscal years. Accordingly, these amounts did not exceed the limits set forth in our director independence standards or in the NYSE’s corporate governance rules. In concluding that Mr. Bloom is independent, the board of directors considered these factors and determined that Mr. Bloom’s relationship with the Company was immaterial and would not influence Mr. Bloom’s exercise of independent judgment as a director. Mr. Schwartz, one of our directors, is the Co-Founder and Managing Member of Waterton Associates, L.L.C., a private equity real estate investment firm. On April 7, 2009, a special purpose entity co-owned and co-managed by a fund that Waterton and its principals own a minority stake in and manage was awarded a right to purchase a minority interest in an offering of securities backed by a pool of sixty-six Freddie Mac multifamily mortgage loans, of which five are secured by properties owned by our subsidiaries. In concluding that Mr. Schwartz is independent, the board of directors considered this potential investment and determined that the Waterton fund’s indirect ownership interest in the loans of our subsidiaries through the securitized pool of multifamily mortgages would not be material and would not influence Mr. Schwartz’s exercise of independent judgment as a director.

Meetings of the Board of Directors

During 2008, our board of directors held twelve meetings. All directors attended 75% of the aggregate of all board of directors and committee meetings on which he or she served in 2008. Directors are encouraged, but not required, to attend the annual shareholders meeting. All directors who were directors at the time of the 2008 annual shareholders meeting attended the meeting.

Executive Sessions of Non-Management Directors

Pursuant to the Corporate Governance Guidelines, Robert C. Goddard, III, our non-executive chairman of the board, presides at regularly scheduled executive sessions of our non-management directors.

Director Compensation

We pay our non-employee directors fees for their services as directors. For the year ended December 31, 2008, our non-employee directors were entitled to receive:

•	an annual retainer of $25,000,

•	a board of directors meeting attendance fee of $1,500 per meeting,

•	a committee meeting attendance fee of $1,000 per meeting (other than “chair-only” meetings),

•	an additional annual retainer for the Audit Committee chair of $20,000,

•

an additional annual retainer of $7,500 for the chairs of the Executive Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Investment Committee, and

•

an annual grant of the number of shares of restricted stock equal to $60,000 divided by the closing price of the common stock on the NYSE on December 31 to each non-employee director who is serving on the board of directors on December 31 of such year, with the shares vesting one-third each year over a three-year period beginning on the first anniversary of the grant date.

In lieu of the foregoing, the non-executive chairman is entitled to an annual retainer of $100,000 and consideration for target annual grants of (1) options to purchase shares of common stock with a grant date fair value of $200,000 and (2) shares of restricted stock with a grant date fair value of $200,000. The stock options and restricted stock vest one-third each year over a three-year period beginning on the first anniversary of the grant date. Mr. Goddard, the Company’s non-executive chairman, voluntarily and irrevocably waived any rights he might have to receive these stock option and restricted stock awards for service in 2008 and accepted in lieu thereof the $60,000 restricted stock grant payable to all other non-employee directors on December 31, 2008. Mr. Goddard has also irrevocably waived all of his compensation for service in 2009, including any right to receive an annual retainer of $100,000 as well as any right to receive any stock option or restricted stock awards for service in 2009.

In general, equity awards to non-employee directors vest in connection with a change of control or upon reaching the mandatory retirement age of 72.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Hershel M. Bloom	49,000	30,040	9,481	88,521
Douglas Crocker II	57,000	30,040	9,481	96,521
Walter M. Deriso, Jr.	64,000	30,040	9,481	103,521
Russell R. French	76,000	30,040	9,481	115,521
Robert C. Goddard, III	100,000	284,374	166,816	551,190
Dale Anne Reiss(3)	11,231	—	—	11,231
Charles E. Rice(4)	47,288	—	—	47,288
David R. Schwartz(3)	11,231	—	—	11,231
Stella F. Thayer	56,569	26,903	10,523	93,995
Ronald de Waal	49,000	30,040	9,481	88,521

(1)	Non-employee directors may elect to defer all or a part of their retainer and meeting fees under our Deferred Compensation Plan. Under the plan, we issue a number of shares equal in value to the fees deferred by the non-employee directors into a rabbi trust organized in connection with the plan. Directors have the right to vote the shares held in the rabbi trust. All of our non-employee directors participated in our Deferred Compensation Plan and deferred all fees earned in 2008, except for Mr. Rice who received $1,413 of his fees in cash and Ms. Reiss and Mr. Schwartz who received all of their fees in cash. The fees were deferred in the following number of shares for each director:

Name	Number of Shares
Hershel M. Bloom	1,780
Douglas Crocker II	2,141
Walter M. Deriso, Jr.	2,378
Russell R. French	2,769
Robert C. Goddard, III	3,680
Charles E. Rice	1,351
Stella F. Thayer	2,094
Ronald de Waal	1,786

(2)	Represents the dollar amount of restricted stock awards and stock option awards recognized for financial reporting purposes for the fiscal year ended December 31, 2008 under SFAS 123R (excluding estimates for forfeitures), rather than amounts paid to or realized by a non-employee director. Portions of awards over several years are included. See Note 9 to the consolidated financial statements in the Form 10-K filed on March 2, 2009 for the assumptions made in determining SFAS 123R values. There can be no assurance that the SFAS 123R amounts will ever be realized.

As discussed in the Compensation Discussion and Analysis, we initiated a formal sales process in January 2008, and because of the sales process decided not to grant stock options in January 2008 for 2007 performance. Accordingly, on January 31, 2008, we granted Mr. Goddard 9,463 shares of restricted stock, the number of shares, rounded up to the nearest whole share, equal to $400,000 divided by the closing price on the grant date, for service in 2007. These shares of restricted stock vest one-third each year over a three year period. The first one-third vested on December 31, 2008. Dividends are paid on all shares of restricted stock.

On December 31, 2008, we granted each non-employee director (including Mr. Goddard) 3,636 shares of restricted stock with a grant date fair value of $59,994 computed in accordance with SFAS 123R. These shares of restricted stock will vest one-third each year over a three year period, commencing December 31, 2009. Dividends are paid on all shares of restricted stock.

The number of outstanding stock options and shares of restricted stock held by each of our non-employee directors as of December 31, 2008 is summarized in the table below.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Outstanding Shares of Restricted Stock (#)
Herschel M. Bloom	21,166	834	4,885
Douglas Crocker II	9,166	834	4,885
Walter M. Deriso, Jr.	9,166	834	4,885
Russell R. French	21,166	834	4,885
Robert C. Goddard, III	242,885	35,128	11,334
Dale Anne Reiss	—	—	3,636
Charles E. Rice	22,000	—	—
David R. Schwartz	—	—	3,636
Stella F. Thayer	6,666	834	4,885
Ronald de Waal	15,392	834	4,885

(3)	Ms. Reiss and Mr. Schwartz became directors in October 2008, so their director fees were prorated for 2008.

(4)	In accordance with our Corporate Governance Guidelines, Mr. Rice was not eligible to stand for re-election at the October 2008 Annual Meeting, since he had reached the mandatory retirement age of 72. The director fees paid to Mr. Rice for 2008 were prorated.

All directors may make contributions and purchase shares under our employee stock purchase plan. Messrs. Crocker, Deriso, French, Goddard and Ms. Thayer participated in our employee stock purchase plan in 2008.

Our non-employee directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending board meetings and director education programs.

Mandatory Retirement for Directors

In accordance with our Corporate Governance Guidelines, no director may stand for election or re-election after the director’s 72nd birthday.

Communications with the Board of Directors

The board of directors has adopted a policy and process to facilitate communications with the board of directors as a group, our non-executive chairman of the board and our non-management directors as a group. Shareholders and interested parties who wish to communicate directly with the members of the board of directors may do so by writing to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, Attn: Corporate Secretary, or by sending electronic mail to directors@postproperties.com. The Corporate Secretary will forward all such communications to directors.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of March 11, 2009 for:

•	our directors,

•

our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers calculated in accordance with SEC rules and regulations (collectively the Named Executive Officers), and

•	our directors and executive officers as a group.

The table below also sets forth the beneficial ownership of shares of common stock for each shareholder that holds more than a 5% interest in our outstanding common stock.

Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power.

Name of Beneficial Owner(1)	Number of Shares Owned		Number of Exercisable Options(2)	Total	Percent of Class(3)
Directors and Executive Officers:
Herschel M. Bloom	23,480	(4)	21,166	44,646	*
Douglas Crocker II	28,329	(5)	9,166	37,495	*
Walter M. Deriso, Jr.	27,223	(6)	9,166	36,389	*
Russell R. French	39,970	(7)	21,166	61,136	*
Robert C. Goddard, III	294,634	(8)	268,783	563,417	1.3%
Dale Anne Reiss	3,636		—	3,636	*
David R. Schwartz	21,136	(9)	—	21,136	*
Stella F. Thayer	22,356	(10)	6,666	29,022	*
Ronald de Waal	156,061	(11)	15,392	171,453	*
David P. Stockert	160,585	(12)	558,380	718,965	1.6%
Christopher J. Papa	49,032	(13)	95,127	144,159	*
Thomas D. Senkbeil	57,457	(14)	322,690	380,147	*
Thomas L. Wilkes	88,664	(15)	219,776	308,440	*
Sherry W. Cohen	34,417	(16)	149,874	184,291	*
All directors and executive officers as a group (15 persons)	1,019,545		1,722,100	2,741,645	6.0%

Name of Beneficial Owner(1)	Number of Shares Owned	Number of Exercisable Options(2)	Total	Percent of Class(3)
Five Percent Shareholders:
Barclays Global Investors, NA and related entities AG (17)	3,492,093		3,492,093	7.9%
High Rise Capital Advisors, L.L.C. and related entities and individuals (18)	2,446,298		2,446,298	5.5%
Morgan Stanley and related entities (19)	7,161,509		7,161,509	16.1%
Security Capital Research & Management Incorporated (20)	4,535,803		4,535,803	10.2%
The Vanguard Group, Inc. (21)	3,707,906		3,707,906	8.4%

*	Less than 1%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Includes options that become exercisable on or before May 10, 2009.

(3)	Based on an aggregate of 44,345,044 shares issued and outstanding as of March 11, 2009. Assumes that all options beneficially owned by the person are exercised for shares of common stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of common stock.

(4)	Includes 4,232 shares held in the Deferred Compensation Plan.

(5)	Includes 7,209 shares held in the Deferred Compensation Plan. Also includes 650 shares beneficially owned indirectly through a supplemental retirement plan.

(6)	Includes 7,711 shares held in the Deferred Compensation Plan. Of shares reported, 6,683 are held in a margin account.

(7)	Includes 20,274 shares held in the Deferred Compensation Plan. Of shares reported, 5,615 have been pledged.

(8)	Includes 21,589 shares held in the Deferred Compensation Plan. Of shares reported, 7,000 are held through GIG REIT Fund #1 and 12,000 are held through the Goddard Foundation, in which Mr. Goddard has no pecuniary interest.

(9)	Includes 17,500 shares held by the David R. Schwartz Revocable Trust of which Mr. Schwartz is the sole trustee.

(10)	Includes 4,789 shares held in the Deferred Compensation Plan.

(11)	Includes 11,347 shares held in the Deferred Compensation Plan. Also includes 112,700 shares deemed beneficially owned by Mr. de Waal through his control of certain corporations.

(12)	Includes 811 shares held in the Company’s 401(k) plan.

(13)	Includes 320 shares held in the Company’s 401(k) plan. Of shares reported, 12,634 are held in a margin account.

(14)	Includes 320 shares held in the Company’s 401(k) plan.

(15)	Includes 1,014 shares held in the Company’s 401(k) plan. Of shares reported, 55,708 are held in a margin account.

(16)	Includes 1,291 shares held in the Company’s 401(k) plan. Also includes 400 shares held by Ms. Cohen’s spouse.

(17)	As of December 31, 2008. Based solely upon information provided in a Schedule 13G filed with the SEC on February 5, 2009. Represents shares of common stock beneficially owned by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, that do not expressly affirm membership in a group for Schedule 13G reporting purposes. The business address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105. The business address for Barclays Global Investors, LTD is 1 Royal Mint Court, London, EC3N 4HH. The business address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. The business address of Barclays Global Investors Canada Limited is Brookfield Place 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1. The business address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220. The business address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774 Unterfohring, Germany.

The voting or dispositive power for each beneficial owner is as follows:

Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Barclays Global Investors, NA	961,352	—	1,096,129	—
Barclays Global Fund Advisors	1,851,521	—	2,354,501	—
Barclays Global Investors, LTD	24,861	—	24,861	—
Barclays Global Investors Japan Limited	16,602	—	16,602	—

Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG reported in the Schedule 13G not beneficially owning any shares of common stock.

(18)

As of December 31, 2008. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2009. Represents shares of common stock owned by High Rise Partners II, L.P., High Rise Partners II(a), L.P., High Rise Institutional Partners, L.P., Cedar Bridge Realty Fund, L.P., Cedar Bridge Institutional Fund, L.P. and David O’Connor, individually. David O’Connor and Charles Fitzgerald are the managing members of High Rise Capital Advisors, L.L.C., which serves as the general partner of High Rise Partners II, L.P., High Rise Partners II(a), L.P. and High Rise Institutional Partners, L.P. and as the sole managing member of Bridge Realty Advisors, LLC, which serves as the general partner of Cedar Bridge Realty Fund, L.P. and Cedar Bridge Institutional Fund, L.P. The business address for each of the above reporting persons is 535 Madison Avenue, 27th Floor, New York, New York 10022.

The voting or dispositive power for each beneficial owner is as follows:

Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
High Rise Partners II, L.P.	—	1,097,043	—	1,097,043
High Rise Partners II (a), L.P.	—	59,003	—	59,003
High Rise Institutional Partners, L.P.	—	783,923	—	783,923
Cedar Bridge Realty Fund, L.P.	—	292,536	—	292,536
Cedar Bridge Institutional Fund, L.P.	—	212,793	—	212,793
High Rise Capital Advisors, L.L.C.	—	2,445,298	—	2,445,298
Bridge Realty Advisors, LLC	—	505,329	—	505,329
David O’Connor	1,000	2,445,298	1,000	2,445,298
Charles Fitzgerald	—	2,445,298	—	2,445,298

(19)	As of December 31, 2008. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 17, 2009. Morgan Stanley owns beneficially and indirectly 7,161,509 shares of common stock, of which it has sole voting power with respect to 4,181,901 shares, shared voting power with respect to 272 shares and sole dispositive power with respect to 7,161,509 shares. Morgan Stanley Investment Management, Inc. (MSIM) beneficially owns 5,826,516 shares of common stock, of which it has sole voting power with respect to 3,319,878 shares, shared voting power with respect to 272 shares and sole dispositive power with respect to 5,826,516 shares. The business address for Morgan Stanley is 1585 Broadway, New York, New York 10036. The business address for MSIM is 522 Fifth Avenue, New York, New York 10036.

(20)	As of December 31, 2008. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 10, 2009. Security Capital Research & Management Incorporated owns beneficially 4,535,803 shares of common stock, of which it has sole voting power with respect to 3,108,203 shares and sole dispositive power with respect to 4,535,803 shares. The business address for Security Capital Research & Management Incorporated is 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603.

(21)	As of December 31, 2008. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2009. The Vanguard Group, Inc. owns beneficially 3,707,906 shares of common stock, of which it has sole voting power with respect to 60,324 shares and sole dispositive power with respect to 3,707,906 shares. The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our mission is to deliver superior satisfaction and value to our residents, associates and investors. Our vision is to be the first choice in quality multi-family living. Our core values include: performance and accountability, honesty and integrity, innovation, quality, service and teamwork. To achieve our business strategies, it is critical that we are able to attract, retain, and motivate highly talented individuals at all levels who are committed to our mission, vision and values.

Our compensation programs, for executives and non-executives alike, are designed with our mission, vision and values in mind. Through our compensation programs, we strive to achieve the following objectives:

•	foster a high performance culture that appropriately motivates our associates,

•	link compensation to the achievement of our strategic and financial objectives,

•	drive shareholder value creation, and

•	attract and retain high-caliber talent.

Total compensation for our executives is oriented more toward incentive pay components rather than base salary, as we believe that the majority of our executives’ total compensation should be “at risk.” Target compensation opportunities are generally established at the market median of comparable Real Estate Investment Trusts, or REITs. In general, we believe that median levels of competitive pay are warranted when we achieve our internal targets, and when we perform at the median relative to our peers. Actual compensation may be above or below the targeted level, based on our actual performance against a combination of corporate and business unit/leadership measures. We have not guaranteed our executives any minimum cash incentive or equity incentive payments, and in the event of poor performance, executives could receive no incentive compensation for the year.

Named Executive Officers for 2008

Our Named Executive Officers include our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation. For 2008, our Named Executive Officers include Mr. David P. Stockert, President and Chief Executive Officer; Mr. Christopher J. Papa, Executive Vice President and Chief Financial Officer; Mr. Thomas D. Senkbeil, Executive Vice President and Chief Investment Officer; Mr. Thomas L. Wilkes, Executive Vice President and President, Post Apartment Management; and Ms. Sherry W. Cohen, Executive Vice President and Corporate Secretary. Mr. Senkbeil left the Company on December 31, 2008. Mr. Senkbeil will receive compensation in accordance with the provisions regarding termination without cause in his employment agreement as discussed below under “Employment Agreements” and “Potential Payments upon Termination or Change of Control”.

Overview of Significant Compensation Changes

As part of our overall efforts to reduce overhead expenses, we reduced our headcount by approximately 15%, including an approximately 25% reduction in headcount in corporate office positions, through a combination of asset sales, outsourcing, attrition and positions eliminated during the year ended December 31, 2008.

In light of the continued downturn in the economy, management, the board of directors and the Executive Compensation and Management Development Committee (the Committee) concluded that additional cost-cutting measures were necessary.

In February 2009, the Committee ratified and approved changes to our compensation programs to reduce overall compensation expenses, including the following:

•	no annual bonus was awarded to the Company’s Chief Executive Officer and annual bonuses for the other Named Executive Officers were reduced to approximately 30% of their 2008 annual bonus targets,

•	base salaries for executive officers were not increased for 2009,

•	long-term stock-based compensation was reduced,

•	future awards under our Shareholder Value Plan were suspended, and

•	we made an offer to buy out all outstanding awards under our Shareholder Value Plan.

Each of these is discussed in more detail in this Compensation Discussion and Analysis.

Executive Compensation and Management Development Committee Procedures

The Committee is responsible for:

•	annually reviewing and approving our goals and objectives for executive compensation,

•

annually reviewing and approving for the Named Executive Officers (1) annual base salary levels, (2) annual cash incentive opportunity levels, (3) long-term incentive opportunity levels, and (4) special or supplemental benefits or perquisites (if any),

•	annually approving actual annual cash incentive and shareholder value plan payouts and long-term equity incentive grants,

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate,

•	making recommendations and reports to the board of directors concerning matters of executive compensation,

•	administering our executive incentive plans, including equity plans, and

•	reviewing compensation plans, programs and policies.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer provides his assessment of the individual performance achievement of the executives who report to him. This individual performance assessment determines a portion of annual incentive compensation for each executive, and impacts decisions on long-term incentive grants. In addition, our Chief Executive Officer provides input on salary increases and increases to incentive compensation opportunities for executives, with the close involvement of the Senior Vice President, Human Resources. The Committee considers these recommendations when determining salary increases, awarding incentive compensation and setting incentive opportunities for the coming year. In addition, our Chief Financial Officer analyzes the financial implications of various executive compensation plan designs.

Compensation Consultant

Since 2006, the Committee has engaged Frederic W. Cook & Co. (Cook) as its independent compensation consultant to advise the Committee with respect to compensation program design, the components of our executive compensation programs, and amounts to be paid to our Named Executive Officers. Cook also advises the Committee with respect to the design of our compensation program for non-employee directors, and provides the Committee with information on executive compensation trends and best practices. In addition, Cook assisted in preparing the executive compensation sections of this Proxy Statement, including this Compensation Discussion and Analysis. All of Cook’s work is done at the direction of or on behalf of the Committee. Although the Committee considers the advice of its independent consultant, the Committee has the final decision-making authority with respect to all elements of compensation.

Annual Competitive Review of Executive Compensation

With regard to competitive compensation benchmarking, it has been the Committee’s intent to conduct a competitive compensation benchmarking analysis of our top six (Section 16) officers every year and to conduct a competitive compensation analysis for the broader group of executives (approximately 25-30 individuals) every other year. The purpose of these analyses is to ensure compensation opportunities for our executives are set at levels competitive with our peers. The Committee may adjust compensation opportunities if the benchmarking analysis indicates that compensation opportunities for particular executives are not competitive. Pursuant to this practice:

•

In the fall of 2006, the Committee engaged FPL Associates to provide competitive compensation benchmarking data for 28 Company executives, 22 of whom, including our Named Executive Officers, formed our Management Committee. Competitive compensation data were collected from two public REIT peer groups: an “Asset-Based” group and a “Size-Based” group. The Asset-Based peer group included eleven public multi-family REITs. The Size-Based peer group included twelve public REITs, in a variety of asset classes, of similar size to the Company in terms of market and total capitalization. In addition, a private developer peer group was used for selected development positions, and non-real estate compensation information was provided for selected corporate positions other than Named Executive Officer positions. These peer groups were selected by FPL Associates with input from management, and the Committee deemed the groups to be appropriate.

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In the fall of 2007, the Committee engaged Cook to provide a competitive benchmarking analysis of the compensation levels of our top six (Section 16) executive officers. Cook used the same two REIT peer groups that were established for the 2006 study. The results of this benchmarking exercise were reviewed with the Committee and used to set 2008 compensation levels. The REIT peer groups used in the 2006 and 2007 studies included the following REITs:

Asset-Based Peer Group	Size-Based Peer Group
Apartment Investment & Mgt. Co.	Alexandria Real Estate Equities
Archstone-Smith Trust	Corporate Office Properties Trust
Associated Estates Realty Corp.	Cousins Properties Incorporated
AvalonBay Communities, Inc.	Equity One, Inc.
BRE Properties	FelCor Lodging Trust Incorporated
Camden Property Trust	First Industrial Realty Trust
Colonial Properties Trust	Lexington Corporate Properties Trust
Essex Property Trust	Mid-America Apartment Communities
Home Properties, Inc.	Nationwide Health Properties, Inc.
Mid-America Apartment Communities	Pennsylvania Real Estate Investment Trust
UDR, Inc.	Realty Income Corporation
Washington Real Estate Investment Trust

Based on the results of these analyses, adjustments were made to 2008 base salaries, target bonuses, and the long-term incentive compensation program, each as described below.

In the fall of 2008, the Committee and Cook concluded that a comprehensive benchmarking study would not be useful at that time. The most recent compensation data available would generally represent compensation levels in place and long-term incentive grants made prior to the economic and financial downturn in the real estate industry as well as in the global economy. Assuming that compensation paid in 2008 for performance in 2007 would be higher than compensation paid in 2009 for performance in 2008, the Committee and Cook concluded that the most recent compensation data available during 2008 would not be a good representation of 2009 competitive pay levels. Furthermore, in light of the difficult economic environment, the Committee had already concluded that compensation opportunities should not be increased for our executives for 2009. The Committee intends to conduct a comprehensive benchmarking analysis in 2009, once data is available that more appropriately reflects the current economic environment.

Annual Review of Compensation Tally Sheets

Each year, at the request of the Committee, management prepares compensation tally sheets for each of the top six (Section 16) officers. The tally sheets summarize, by individual executive, compensation paid for the prior year, proposed compensation for the current year, and proposed target compensation for the upcoming year. The tally sheets also detail each executive’s long-term incentive awards since 2001 and the applicable vesting dates.

The proposed 2008 compensation amounts included on the tally sheets are initially determined based on the target compensation opportunities set forth at the beginning of the year and an assessment of Company and individual performance for each executive. The CEO proposes the compensation amounts for the current year for executives other than himself, and the Committee sets forth a proposed compensation amount for the CEO as a starting point for discussion.

The tally sheets and management’s proposals were presented and discussed at the December 1, 2008 Committee meeting. No decisions were made at this meeting; rather, the purpose of this meeting was to allow the Committee to develop an understanding of the information presented and the rationale for each recommendation, and to engage in meaningful dialogue.

On January 13, 2009, the Committee met again with management and Cook to discuss the tally sheets and management’s proposals. At a meeting held on February 9, 2009, the Committee approved incentive compensation awards with respect to 2008 performance, base salaries for 2009, and incentive compensation targets for 2009.

Compensation Elements

Our executive compensation program has the following elements:

•	base salary,

•	annual cash incentives,

•	long-term cash and equity incentives, and

•	benefits and limited perquisites.

Base Salary

Our base salary program is designed to provide a secure amount of cash compensation that is competitive with salaries of executives at the peer group REITs outlined above. Our base salaries are generally targeted at market median, but may be higher or lower than market median based on considerations including individual performance over time, experience level and each individual’s role and responsibilities in the organization. In some cases, base salaries are also set by employment agreements negotiated in connection with recruiting or retaining a senior executive.

Base salaries are not subject to any automatic annual cost of living or similar adjustments, and are increased only at the Committee’s discretion. In making its decisions about annual salary increases, the Committee takes into account the executive’s performance, our overall financial performance and changes in the competitive marketplace. The Committee considers a number of factors when evaluating individual performance, including the executive’s contribution to:

•	generating favorable financial performance,

•	achieving the objectives set forth in our strategic plan,

•	promoting our values,

•	improving product and service quality,

•	developing strong relationships with residents, employees and suppliers, and

•	demonstrating leadership abilities.

The Committee’s review is of a qualitative nature based on the performance of the executives. No particular weight is assigned to any particular factor.

The table below summarizes the 2007, 2008 and 2009 base salaries for each Named Executive Officer.

Named Executive Officer	2007 Salary	2008 Salary	% Increase	2009 Salary	% Increase
David P. Stockert	$405,000	$420,000	3.7%	$420,000	0%
Christopher J. Papa	$330,000	$342,000	3.6%	$342,000	0%
Thomas D. Senkbeil	$375,000	$388,000	3.5%	N/A	N/A
Thomas L. Wilkes	$340,000	$352,000	3.5%	$352,000	0%
Sherry W. Cohen	$280,000	$290,000	3.6%	$290,000	0%

With respect to the salary increases from 2007 to 2008, despite the fact that Mr. Stockert’s base salary was below the market median, the Committee decided that his salary increase percentage should be in the same range as percentage increases for other employees of the Company (3-4%). The competitive review from 2007 indicated that base salaries for the other Named Executive Officers were generally in the median range. The Committee decided to provide adjustments between 3.5% and 3.7% for 2008 for these executives.

The Committee decided not to increase the 2009 base salaries of the Named Executive Officers.

Annual Cash Incentives

The purpose of the annual cash incentive plan is to provide at-risk cash compensation contingent upon achieving annual corporate and individual objectives. The plan is structured to foster teamwork among the executive officers, to focus efforts on corporate results that directly impact shareholders and to link individual performance to our strategic plan.

Our annual incentive plan promotes our pay-for-performance philosophy through the use of our “Partners in Performance” framework. Through this framework we communicate to our senior management specific annual corporate and business unit/leadership performance goals based on our strategic plan, and reward them if they achieve those goals.

2008 Sale Process and Impact on Annual Incentive Award Program

In January 2008, the board of directors authorized management to initiate a formal process to pursue a business combination or other sale transaction of the Company. The process ultimately concluded in June 2008 without a sale of the Company.

At its January 31, 2008 meeting, the Committee set specific annual cash bonus targets for the Named Executive Officers and approved the framework for the administration of the annual cash incentive plan during 2008, consistent with historical practice. This framework set the allocation between corporate and business unit/leadership performance discussed below and set the matrix for measuring corporate performance against the Company’s annual budget. The Committee intended to establish specific goals and objectives for the Named Executive Officers, and the board of directors intended to formally adopt an annual budget if the sale process ended without a sale over the short term. However, because the sale process continued through mid-2008, the Committee, recognizing that management’s primary focus would be the potential sale of the Company during this time, did not think it was appropriate to set performance goals based on normal operations and therefore did not establish specific performance goals and objectives for our Named Executive Officers under the annual incentive award program for 2008. As a result, the 2008 annual cash award was ultimately determined at the Committee’s discretion.

2008 Annual Incentive Target Amount

With respect to the target bonus increases from 2007 to 2008, the Committee compared total target annual compensation, or base salary plus target bonus, to that of the peer groups identified in the competitive benchmarking analysis from 2007. The analysis indicated that the adjusted 2008 target bonuses resulted in total target compensation for the Named Executive Officers other than Mr. Stockert in the median range. Despite the fact that Mr. Stockert’s adjusted 2008 total target compensation was below the market median, the Committee decided that his target bonus increase percentage should be in the same range as percentage increases for the other Named Executive Officers.

The table below summarizes the 2007 and 2008 target bonuses for each Named Executive Officer.

Named Executive Officer	2007 Target Bonus	2008 Target Bonus	% Increase
David P. Stockert	$325,000	$420,000	29%
Christopher J. Papa	$200,000	$256,000	28%
Thomas D. Senkbeil	$225,000	$291,000	29%
Thomas L. Wilkes	$200,000	$264,000	32%
Sherry W. Cohen	$140,000	$174,000	24%

Determination of 2008 Annual Cash Bonus

Allocation Between Corporate and Business Unit/Leadership Performance

At the January 31, 2008 meeting, for 2008 the Committee allocated 80% of the Chief Executive Officer’s annual incentive opportunity to corporate performance and 20% to business unit/leadership performance. For the other Named Executive Officers, 40% of the annual incentive opportunity was allocated to corporate performance, and 60% to business unit/leadership performance. The Committee chose to have a higher portion of the Chief Executive Officer’s annual incentive opportunity determined by corporate performance because the Committee believes that the Chief Executive Officer should have most, if not all, of his annual incentive opportunity tied to the performance of the Company as a whole. For other Named Executive Officers, the Committee chose to have a higher percentage allocated to business unit/leadership performance, to focus these executives on their specific areas of responsibility, in addition to focusing them on overall corporate performance.

Corporate Financial Measure

The Committee has traditionally used Funds from Operations (FFO)1 per share as the primary corporate performance measure. Because the board of directors did not formally approve an annual budget for 2008, target FFO per share was not formally set for 2008. However, management did set an internal FFO per share budget for 2009 that was reviewed with the board of directors. Under the framework approved by the Committee at its January 31, 2008 meeting, and consistent with the framework used in prior years, actual FFO per share that is below 90% of target FFO would have resulted in no payment of the corporate portion of the bonus. Our actual 2008 FFO per share, $(0.67) per diluted share, was significantly lower than the target FFO per share included in the internal management budget set at the beginning of 2008. If our internal budget had been formally approved by the board of directors and the target FFO per share for the corporate performance factor had been set by the Committee equal to the internal FFO per share budget, consistent with prior years, there would have been no payment of the corporate portion of the bonuses as actual 2008 FFO per share was significantly below 90% of the internal FFO per share budget. Consequently, the Committee exercised its discretion to not grant the corporate portion of the bonuses.

Business Unit/Leadership Measures

Specific business unit/leadership goals have traditionally been established annually for each executive. With respect to executives other than himself, the CEO provides input on each executive’s performance along with each of his or her business unit/leadership goals. The Committee evaluates the performance of the CEO relative to his leadership goals. The Committee also reviews the CEO’s evaluation of the performance of each of the other Named Executive Officers.

For 2007, for example, the goals included the success of specific acquisitions, developments, redevelopments, renovations, condominium sales, dispositions and joint ventures; leasing results; cost savings achievements at both property and corporate levels; expanding presence in particular markets; performance relative to peer REITs in particular markets; resident satisfaction scores; associate satisfaction scores; associate training and development goals; refinancing debt; relationships with shareholders, lenders and rating agencies; software implementations and other technology initiatives; and industry association awards. As the Committee did not formally set specific goals for 2008 performance, the Committee evaluated the achievement of each of the Named Executive Officers along measures substantially similar to those set to assess 2007 performance.

While the Committee determined that Messrs. Stockert, Papa and Wilkes and Ms. Cohen each would have successfully met or performed at target for his or her business unit/leadership goals, in light of the Company’s performance and the difficult economic environment in 2008, and consistent with other steps taken to reduce compensation expense, the Committee exercised its discretion to pay

1 We use the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is defined by NAREIT as net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. For a further discussion of FFO and a reconciliation of net income available to common shareholders to FFO, refer to pages 57 through 58 of our Form 10-K filed on March 2, 2009.

only 50% of target for the business unit/leadership performance portion of the annual bonus to each of Messrs. Papa and Wilkes and Ms. Cohen and to pay nothing for the business unit/leadership performance portion of the annual bonus to Mr. Stockert.

Mr. Senkbeil was not contractually entitled to an annual bonus for 2008 performance. In connection with his separation from service as of December 31, 2008, the Committee agreed to pay Mr. Senkbeil a bonus equal to the average percentage of the target bonus paid out to Messrs. Wilkes and Papa and Ms. Cohen.

2008 Bonuses

The table below illustrates 2008 target annual cash incentive opportunity and the 2008 cash bonus earned for each Named Executive Officer. The 2008 actual cash bonus is included under the “Bonus” column in the 2008 Summary Compensation Table.

Named Executive Officer	Target	Actual
David P. Stockert	$420,000	$0
Christopher J. Papa	$256,000	$76,800
Thomas D. Senkbeil(1)	$291,000	N/A
Thomas L. Wilkes	$264,000	$79,200
Sherry W. Cohen	$174,000	$52,200

(1)	As noted above, Mr. Senkbeil was not contractually entitled to an annual bonus for 2008 performance. In connection with his separation from service, we agreed to pay Mr. Senkbeil $87,300, which represents the average percentage of the target bonus paid out to Messrs. Wilkes and Papa and Ms. Cohen multiplied by Mr. Senkbeil’s target bonus.

Special Sale Process Bonuses for 2008

In February 2008, in connection with the sale process initiated in January 2008, the Committee authorized a bonus pool that could be paid at the discretion of the Committee at a later date to recognize the efforts of executive officers and others with respect to the sale process. In December 2008, the Committee awarded bonuses from this pool to two Named Executive Officers, Mr. Papa and Ms. Cohen. Each received a bonus in the amount of $150,000 for their extraordinary efforts in connection with the sale process. The bonus is included under the “Bonus” column in the 2008 Summary Compensation Table.

2009 Annual Incentive Target Award

The Committee intends to use FFO per share as the primary corporate performance measure for 2009, with the target expected to correspond to our internal budget. The Committee believes that FFO is the most reflective measure of our short-term operating performance. It is also the metric that potential and current investors use to measure our profitability against other REITs and to make decisions about investments in our common stock.

For 2009, the Committee decided to keep target bonus opportunities for the Named Executive Officers at the same level as 2008 targets. The Committee believes these bonus opportunities are competitive and that they will provide the appropriate incentives for the Named Executive Officers to achieve our business objectives in 2009. As in 2008, these bonuses will only be paid to the Named Executive Officers if our corporate and each executive’s business unit/individual objectives are achieved in 2009.

The table below summarizes the 2008 and 2009 target bonuses for each Named Executive Officer.

Named Executive Officer	2008 Target % of Salary	2008 Target Bonus	2009 Target % of Salary	2009 Target Bonus	% Increase
David P. Stockert	100%	$420,000	100%	$420,000	0%
Christopher J. Papa	75%	$256,000	75%	$256,000	0%
Thomas D. Senkbeil	75%	$291,000	N/A	N/A	N/A
Thomas L. Wilkes	75%	$264,000	75%	$264,000	0%
Sherry W. Cohen	60%	$174,000	60%	$174,000	0%

Long-Term Cash and Equity Incentive Compensation

Objectives of our Long-Term Incentive Program

The objectives of our long-term incentive plan are to align executive compensation more closely with shareholder interests, such as long-term corporate performance and stock price appreciation, and to retain our key executives. Our long-term incentive awards have traditionally been a combination of stock options with stock appreciation rights, restricted stock, and cash awards under our Shareholder Value Plan, each of which are described in detail below.

Types of Long-Term Award Grants

Grants of equity compensation are made under our shareholder-approved Amended and Restated 2003 Incentive Stock Plan (the Incentive Stock Plan), which allows the Committee to grant stock options with stock appreciation rights and make restricted stock grants to our key employees and outside directors. Shareholder Value Plan awards have been provided through a separate, shareholder-approved plan.

Stock Options

Stock options reward our executives for increases in the value of our common stock. They are “pay-for-performance” and aligned with shareholder interests because they have no value unless the share price appreciates. We recognize that options have high share price “leverage” and, as a result, tend to be a high-risk, high-reward long-term incentive vehicle. However, we believe they provide a good balance between the other two components of our long-term incentive program. The multi-year vesting of our stock options also serves as a retention incentive for our executives.

Options are granted with exercise prices equal to the fair market value (closing price) of our common stock on the date of grant. Subsequent to the year ended December 31, 2005, option grants include a stock-settled stock appreciation right, or SAR, feature that allows the option holder to receive the net appreciation of the underlying option in shares of our common stock. Annual option grants have ten-year terms and generally vest in three equal annual installments. From time to time, special grants of options have been made to executives for retention purposes. These special option grants generally vest in five equal annual installments. No such special option grants were made to the Named Executive Officers in 2008. Vesting accelerates upon death, disability, approved retirement, or upon a change of control, as defined in our Incentive Stock Plan. Upon termination for any other reason, unvested options are forfeited, unless specified differently in employment and change of control agreements. For all options granted subsequent to the year ended December 31, 2005, upon termination for any reason other than cause, options remain outstanding for one year (or the remaining term, if shorter); upon termination for cause, all options are immediately forfeited, in each case, unless specified differently in employment or change of control agreements.

Restricted Stock

We grant restricted stock because we believe it aligns the interests of our executives with those of shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through restricted stock, our executives, like our shareholders, share both the risks and rewards of stock ownership. In addition, restricted stock rewards total shareholder return, whether delivered through share price appreciation or dividends. We believe this is appropriate since, as a REIT, our high dividend distribution requirements lead to a significant portion of our total shareholder return being delivered through our dividends. Through multi-year vesting, the restricted stock grants also serve as a retention device.

Restricted stock grants typically vest in three equal annual installments. From time to time, special grants of restricted stock have been made to executives for retention purposes. These shares vest ratably over longer periods (either five or eight years). Dividends are paid in cash on unvested shares. No such special grants were provided to the Named Executive Officers in 2008. For restricted stock grants made on or after February 2, 2007, vesting accelerates upon death, disability, approved retirement, or upon a change of control, as defined in the Incentive Stock Plan, to be consistent with the treatment of stock options upon the same termination scenarios. For grants made prior to February 2, 2007, unvested restricted stock is forfeited upon termination resulting from death, disability or retirement. Upon termination for other reasons, unvested restricted stock is forfeited, unless specified differently in employment or change of control agreements.

Shareholder Value Plan

Under the Shareholder Value Plan, participants have historically been given a target incentive award, expressed as a dollar value. Each participant had the opportunity to earn between 0% and 300% of the target award based on our total shareholder return (TSR) relative to the total shareholder return of the equity REITs in the NAREIT Total Return Index over a three-year period. Under the plan, equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT index includes all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market.

The program was implemented in 2002, and payouts for performance periods completed since the program’s inception are as follows:

Performance Period	TSR Percentile Ranking	Payout (% of Target)
2002-2004	8th	0%
2003-2005	58th	90%
2004-2006	54th	70%
2005-2007	50th	50%
2006-2008	30th	0%

As discussed below, the Committee has suspended the grant of future awards under the Shareholder Value Plan and bought out all outstanding awards under the Shareholder Value Plan.

Total Long-Term Incentive Award Values and Grant Type Mix

Each year, the Committee determines aggregate long-term incentive grant values for each executive based on multiple factors including competitive levels of compensation among comparable REITs, corporate and individual performance, the executive’s level of responsibility and the level of compensation provided to comparable positions within our organization (internal equity). It is primarily our Company’s future performance, however, that impacts the value of long-term incentive grants. That is, the ultimate value earned by the employee depends on the Company’s performance from the date of grant to the vesting date or end of the performance period.

2007 Long-Term Incentive Awards Granted in 2008

The Committee granted awards with respect to 2007 performance in January 2008. In recognition of 2007 performance and after considering the benchmarking analysis described above, without giving any particular weight to each factor, the Committee decided to increase 2007 long-term incentive awards (granted in 2008) relative to 2006 long-term incentive awards (granted in 2007). The table below illustrates the increase in value from 2006 long-term incentive awards to 2007 long-term incentive awards for each Named Executive Officer.

Named Executive Officer	2006 LTI Value	2007 LTI Value	% Increase
David P. Stockert	$687,500	$900,000	31%
Christopher J. Papa	$500,000	$600,000	20%
Thomas D. Senkbeil	$500,000	$600,000	20%
Thomas L. Wilkes	$500,000	$600,000	20%
Sherry W. Cohen	$312,500	$375,000	20%

With respect to 2007 long-term incentive awards, the Committee had originally determined that long-term incentive award values would be allocated as 33% stock options, 33% restricted stock and 33% Shareholder Value Plan awards. In the past, we had granted stock options to motivate executives to create long-term shareholder value, which in turn should increase our share price. Our stock options are granted with a ten-year contractual term, and they are valued using an approximately six-year expected term. In other words, the intended value of an option grant is based on the assumption that option holders have several years to contribute to long-term shareholder value creation and therefore realize the full value potential of their options.

Because we initiated the formal sale process in January 2008 prior to making long-term incentive grants with respect to 2007 performance, there was a possibility that our Company would be sold within the year and our common stock would no longer be traded on the open market. If such a sale had occurred, the vesting of long-term incentive compensation awards would have accelerated and all awards would have been redeemed for cash. Therefore, the Committee decided not to grant stock options in January 2008, since there would not be enough time for the holders to contribute to our performance and realize value from the stock options. The Committee decided that long-term incentive grant awards to be made in 2008 with respect to 2007 performance for each Named Executive Officer would be allocated 67% in restricted stock value and 33% in Shareholder Value Plan (valued at target). These grants are reflected in the 2008 Grants of Plan-Based Awards table.

2008 Long-Term Incentive Awards Granted in 2009

The Committee granted awards for 2008 performance in February 2009. As a starting point for discussion of the appropriate magnitude of the 2008 long-term incentive awards (granted in 2009), management and the Committee considered the grant value of 2007 long-term incentive awards (granted in 2008), which we refer to as the 2008 Initial Award Value. In consideration of our performance during 2008 and the unfavorable economic environment, management submitted to the Committee proposed reductions in actual grant values for 2008 long-term incentive awards, as described in more detail below.

Earlier in 2008, the Committee had intended that values for 2008 long-term incentive awards would be allocated as 33% stock options, 33% restricted stock and 33% Shareholder Value Plan awards. At the end of 2008, as described below, Shareholder Value Plan awards were suspended by the Committee and were not replaced with any other form of incentive compensation. Accordingly, 2008 Initial Award Value was initially reduced by 33%. The remaining amounts of 2008 Initial Award Value were allocated to the Named Executive Officers in the form of stock options and restricted stock, with a greater percentage allocated to restricted stock (between 60% and 70%) than to stock options (between 30% and 40%).

Given the trading price of our common stock at the date of the February 2009 meeting versus historical levels, the Committee limited the overall number of stock options and restricted stock to be awarded to our executive officers for 2008 performance, which further reduced actual 2008 long-term incentive award grant values.

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For stock options, the number of shares awarded were calculated by dividing the portion of the 2008 Initial Award Value allocated to stock options by $2.50, rather than the actual Black-Scholes value of the stock options on the grant date of $2.095, which decreased the total value of stock options awarded to the Named Executive Officers by 16.2%.

•	For restricted stock, the number of shares awarded were calculated by dividing the portion of the 2008 Initial Award Value allocated to restricted stock by $15.00 (rounded up to the nearest whole share), rather than the closing price of our common stock on the grant date of $12.22, which decreased the total number of shares and value of restricted stock awarded to the Named Executive Officers by 18.5%.

Accordingly, the value of the actual stock option and restricted stock portions of the 2008 long-term incentive awards granted to the Named Executive Officers (excluding Mr. Senkbeil, who was not eligible to receive a long-term incentive award for 2008 performance due to his separation from service) was approximately $292,000 less in the aggregate than the portion of 2008 Initial Award Value allocated to equity awards. Because the equity awards were granted in 2009, they are not reflected in the 2008 Summary Compensation Table nor are they disclosed in the 2008 Grants of Plan-Based Awards table.

A summary for each Named Executive Officer of the following is provided below: actual 2007 long-term incentive award value, 2008 Initial Award Value, actual 2008 long-term incentive award value and a comparison of actual 2008 and 2007 long-term incentive award value.

Name	Actual 2007 LTI Value	2008 Initial Award Value	Actual 2008 LTI Value	2008 vs. 2007 LTI Value
David P. Stockert	$900,000	$900,000	$493,463	(45.2)%
Christopher J. Papa	$600,000	$600,000	$329,365	(45.1)%
Thomas L. Wilkes	$600,000	$600,000	$329,365	(45.1)%
Sherry W. Cohen	$375,000	$375,000	$205,996	(45.1)%

Name	Shareholder Value Plan Portion of 2008 Initial Award Value	Actual Value of Shareholder Value Plan Portion of 2008 LTI	Restricted Stock Portion of 2008 Initial Award Value	Actual Value of Restricted Stock Portion of 2008 LTI	Number of 2008 Restricted Shares Granted	Stock Option Portion of 2008 Initial Award Value	Actual Value of Stock Option Portion of 2008 LTI	Number of 2008 Stock Options Granted
David P. Stockert	$300,000	$0	$400,000	$325,871	26,667	$200,000	$167,592	80,000
Christopher J. Papa	$200,000	$0	$250,000	$203,671	16,667	$150,000	$125,694	60,000
Thomas L. Wilkes	$200,000	$0	$250,000	$203,671	16,667	$150,000	$125,694	60,000
Sherry W. Cohen	$125,000	$0	$150,000	$122,200	10,000	$100,000	$83,796	40,000

As a result of the suspension of Shareholder Value Plan awards as discussed below and the limitation on stock option and restricted stock awards, the value of 2008 long-term incentive awards for the Named Executive Officers (excluding Mr. Senkbeil) was approximately $1,117,000 less in the aggregate than the value of 2007 long-term incentive awards.

Shareholder Value Plan for 2006-2008 Performance Period

For the 2006-2008 performance period that just ended, payouts as percentages of target are based on our total shareholder return percentile ranking for the three-year period. The payout matrix for the 2006-2008 performance period is illustrated in the table below with interpolation between points.

Post’s 3-Yr. TSR Ranking vs. Equity REITs in NAREIT Index (Percentile Ranking)	Payout (% of Target) (for performance periods beginning prior to 1/1/07)
90th +	300%
85th	250%
80th	200%
75th	175%
70th	150%
65th	125%
60th	100%
55th	75%
50th	50%
< 50th	0%

Our total shareholder return percentile ranking for the 2006-2008 performance period was 30%. Accordingly, no payout was made under the Shareholder Value Plan for the 2006-2008 period.

Termination and Buyout of Future Awards Under the Shareholder Value Plan

In February 2009, the Committee evaluated all of our long term incentive plans and arrangements in an effort to reduce compensation expense while still properly incentivizing senior management. Given the complexity of our Shareholder Value Plan and the volatility in stock prices of publicly traded REITs, the Committee determined that future awards under the Shareholder Value Plan, including awards that would have been made for the 2009-2011 performance period, should be suspended. At the present time, the Committee does not intend to replace the suspended awards under the Shareholder Value Plan with other forms of incentive compensation.

At the time of the Committee’s February 2009 meeting, there were two open performance periods under the Shareholder Value Plan — 2007-2009 and 2008-2010 — and no participant had a vested right to receive any award for these two periods. Estimated liabilities for awards under the Shareholder Value Plan are accrued on a quarterly basis over the applicable three-year performance period even though the determination of the ultimate payout, if any, is not made until the end of each performance period. The Committee concluded that we could potentially reduce our overall corporate overhead expenses by not making awards for the 2009-2011 performance period and future periods and by “buying out” participants’ unvested rights with respect to the 2007-2009 and 2008-2010 performance periods. Estimated liabilities will be eliminated in future periods for all awards terminated as part of the buyout or exchange.

In evaluating the potential buyout of the open performance periods under the Shareholder Value Plan, the Committee reviewed the relative performance of our stock to the NAREIT index over the life of the two remaining awards to help in determining the appropriate buyout amount and the likelihood that liability would have to be accrued in a future quarter and payouts would ultimately have to be made for the awards. In addition, the Committee considered a “Monte Carlo” valuation prepared by an independent consultant for the 2008-2010 performance period, which estimated the value as of December 31, 2008 to be 54.8% of target. No independent evaluation was performed for the 2007-2009 performance period due to the smaller relative size of the total targeted potential awards under that performance period.

After considering this information together with historic payout levels for prior performance periods and the suspension of future awards under the Shareholder Value Plan, the Committee determined that it was appropriate to offer 40% of the target potential award, which was slightly below the 42% average payout level for the five prior performance periods. Therefore, at the same February 2009 meeting, the Committee authorized the Company to offer all Shareholder Value Plan participants the right to receive 40% of their target potential award for the two open performance periods under the plan in exchange for such participants’ unvested rights to receive an award if the Company achieves target bonus thresholds at the end of the two performance periods. Participants had until March 15, 2009 to accept the offer, and all payments were made on or before our first regularly scheduled pay date which came after March 15, 2009.

Each of the Named Executive Officers agreed to terminate his or her unvested right to receive a cash award for the 2007-2009 and the 2008-2010 performance periods, of which the target potential awards are set forth below, in exchange for the buyout amount set forth below:

Name	Target Potential Award	Buyout Amount
David P. Stockert	$437,500	$175,000
Christopher J. Papa	$300,000	$120,000
Thomas D. Senkbeil	$300,000	$120,000
Thomas L. Wilkes	$300,000	$120,000
Sherry W. Cohen	$187,500	$75,000

In addition to the Named Executive Officers, each of the 17 other participants accepted our offer. We paid an aggregate of $183,655 in exchange for the 17 other participants’ unvested rights with respect to an aggregate of $459,138 of target potential awards.

Timing of Awards/Equity Award Granting Policy

The Committee approves all grants of stock options and shares of restricted stock to employees and directors. The Committee determines grants to the CEO and reviews recommendations for and approves equity compensation grants to other executives on the Management Committee and to associates.

Annual grants are made at a scheduled Committee meeting in the first quarter of the fiscal year, generally in January or February. For grants with respect to 2008 performance, the Committee approved grant values and made the grants at the meeting on February 9, 2009. For other equity awards (e.g., new hire grants, promotional grants, or other special grants), the grant date is the approval date or the hire or promotion date. The grant price is the closing price on the date of grant.

Loans to Executive Officers

We made loans to certain executive officers in 1999 and 2001. The purpose of these loans was generally to facilitate the executive’s purchase of our common stock. Some of these loans included forgiveness provisions where the principal amount would be forgiven in annual installments over five or ten years. In this way, these loans were economically similar to a restricted stock grant with annual installment vesting.

All of the loans bear interest at 6.32%. Interest is payable quarterly and the loans are due in full on the earlier of (1) the tenth anniversary of the date of the note or (2) 30 days after the employee ceases for any reason to be an employee of the Company. The loans were made prior to July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002. Pursuant to the Sarbanes-Oxley Act, we may not extend further loans or change the payment terms of existing loans, but we may allow these loans to remain in place under their original terms.

During 2008, Mr. Stockert had two outstanding loans, and we forgave $100,000 of the outstanding balance under one of the loans. For further details regarding this loan, see “Certain Relationships and Related Person Transactions — Loans to Executive Officers.”

Benefits and Perquisites

Employee Stock Purchase Plan

To encourage ownership of our stock among employees, we maintain a non-qualified employee stock purchase plan (ESPP) which allows eligible participants to purchase our common stock through payroll deductions or contributions of cash. Eligible participants include employees and non-employee directors. The purchase price is 85% of the lesser of the closing price per share on the first trading day of the purchase period or the closing price per share on the last trading day of the purchase period. There are two six-month purchase periods each year, and the maximum purchase amount is $100,000 per year. Because our ESPP includes a purchase price “look-back” and our purchase discount is higher than 5%, our ESPP is deemed compensatory. Compensation cost is calculated under SFAS 123R and accrued over the purchase period. Because this stock purchase discount is generally available to all salaried employees, no disclosure of the cost attributable to purchases by our Named Executive Officers is required in the 2008 Summary Compensation Table.

Deferred Compensation Plan

We maintain a board-approved Deferred Compensation Plan for directors and eligible employees, to provide them the opportunity to defer compensation and the associated income taxes, and to allow for investment growth on the deferred amounts on a pre-tax basis. Employee participants may voluntarily defer all or a portion of base salary, annual cash incentive awards and/or bonuses into the plan’s “benchmark investment alternatives” similar to those provided in our 401(k) plan. Non-employee director participants may defer cash fees into our common stock. The plan does not permit us to make Company contributions to employee and director accounts. For further details about the Deferred Compensation Plan, see the 2008 Nonqualified Deferred Compensation table and related narrative disclosure.

Other Benefits

The Named Executive Officers participate in the same benefits programs as all of our employees, including health, dental and vision insurance, group term life and accidental death and dismemberment insurance, short-term and long-term disability coverage, and participation in our tax-qualified 401(k) plan (our match for 2008 was 50% of each employee’s contributions up to 6% of earnings).

Perquisites

We provide limited executive perquisites.

•

The Company maintains corporate memberships at certain private clubs, of which Messrs. Stockert and Wilkes are the “designated members.” These clubs are used for business purposes. We require reimbursement of all expenses associated with any personal use of the clubs.

•	We provide supplemental long-term disability insurance to our executives.

•

We have certain fractional interests in aircraft, and we generally do not allow personal use of such aircraft. In 2008, however, Mr. Wilkes needed to attend a funeral in a location that was difficult to reach via commercial flights. Therefore, in this limited circumstance, we allowed Mr. Wilkes to use the corporate aircraft to attend the funeral in order to limit the amount of interruption to our business. The aggregate incremental cost of the flight is reported as a perquisite to Mr. Wilkes in the Summary Compensation Table.

The cost of these perquisites did not exceed $25,000 in the aggregate for all of our Named Executive Officers in 2008.

Stock Ownership Guidelines

We implemented stock ownership guidelines in 2007, which require our Named Executive Officers and non-employee directors to own and hold our common stock equal in value to a multiple of base salary or annual cash retainer, as follows:

Chief Executive Officer	3x base salary

Other Named Executive Officers	2x base salary

Non-Employee Directors	5x annual cash retainer

Named Executive Officers and non-employee directors must achieve the required stock ownership within five years from the implementation of the guideline. New Named Executive Officers and non-employee directors must achieve the guidelines within five years from the date of their initial election or change in status. Shares counted toward the ownership requirement include all shares beneficially owned by an officer or director, as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (Exchange Act), excluding shares that would be deemed to be beneficially owned as a result of the ownership of stock options.

To facilitate compliance with the guidelines, 50% of the net after-tax profit shares acquired by the executive or director through equity compensation programs (e.g., stock option exercises, earned performance shares and vested restricted stock) must be held until the executive or director satisfies the ownership guidelines. Net after-tax profit shares are the shares remaining after payment of any exercise price and taxes owed at the exercise of any option or stock appreciation right, vesting of restricted stock or earn-out of performance shares. If an executive or director fails to comply with the guidelines within five years, 100% of the executive’s or director’s net after-tax profit shares acquired through equity compensation programs must be held until the executive or director meets the guideline.

Named Executive Officers and non-employee directors have until February 13, 2012 to satisfy the ownership guidelines.

Employment Agreements

We have employment agreements with each of our Named Executive Officers. We entered into these agreements to recruit and/or retain each executive. These agreements provide each Named Executive Officer with a competitive level of financial security in the event of certain involuntary terminations. In particular, these agreements provide for severance in the event of an involuntary termination without cause related to a change of control (as defined below), which allows each executive to remain neutral and encourages each executive to maximize shareholder value in the face of a transaction that could eliminate his or her job. Change of control severance for the Named Executive Officers would be provided if the executive is involuntarily terminated without cause, resigns for good reason within a certain period of time following the change of control, or resigns for any reason within the 90-day period commencing on the one-year anniversary of a change of control (commonly referred to as a “modified double-trigger”). In return for severance benefits, these agreements protect the Company through certain restrictive covenants (e.g., non-competition, non-solicitation, etc.) for a period of time post-termination. See the discussion under “Employment Agreements” for more detail regarding these agreements.

Effect of Regulatory Requirements on Executive Compensation

Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code (Code), certain limits are placed on the tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated executives unless the compensation meets the requirement for “performance-based compensation” as set forth in the tax law and the related regulations. In designing our compensation programs and practices, we have taken the possible effect of Code Section 162(m) into account, but we recognize the need to maintain flexibility in establishing compensation plans and arrangements for our executive officers in order to achieve our business objectives. As long as we qualify as a REIT, we do not pay taxes at the corporate level. As such, we believe any loss of deductibility of compensation does not have a significant adverse impact on us. In 2008, all compensation paid to these executives was deductible under Code Section 162(m). To the extent that any part of our compensation expense does not qualify for deduction under Code Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. The Committee will continue to use its best judgment when adopting any plan or compensation arrangement by taking into account all factors, including the materiality of any deductions that might be lost as well as the broader interests to be served by paying competitive compensation.

Code Section 409A

Code Section 409A generally changes the tax rules for executives that affect most forms of nonqualified deferred compensation for executives that were not earned and vested prior to 2005. The Committee takes the additional tax risk for executives under Code Section 409A into account in determining the terms of the nonqualified deferred compensation arrangements for our executives. Our Company intends to draft, operate and administer its nonqualified deferred compensation arrangements to minimize any additional tax risk to executives under Code Section 409A. See the 2008 Nonqualified Deferred Compensation table and associated narrative for a more detailed discussion of our nonqualified deferred compensation arrangements.

Executive Compensation and Management Development Committee Report

The Executive Compensation and Management Development Committee of the board of directors consists of the four directors named below, each of whom is independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines.

We have the authority to engage an independent compensation consultant or other advisors. We currently use Cook as our independent compensation consultant. Cook does no work for management unless requested by our Committee chair, receives no compensation from the Company other than for its work in advising the Committee and maintains no other economic relationships with the Company.

We held eight meetings during 2008. The meetings were designed, among other things, to facilitate and encourage free and frank discussion between Committee members and our consultant as well as extensive communication among Committee members, executive management, and other Company personnel involved in executive compensation matters.

We reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on our review and these discussions with management and our compensation consultant, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Executive Compensation and Management Development Committee:

Stella F. Thayer, Chair

Walter M. Deriso, Jr.

Russell R. French

David R. Schwartz

2008 Summary Compensation Table

The following table sets forth information concerning total compensation for the Named Executive Officers for 2006, 2007 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
David P. Stockert	2008	420,000	—	476,593	221,201	—	111,241	1,229,035
President & Chief Executive Officer	2007	405,000	—	337,841	280,462	365,000	118,122	1,506,425
	2006	390,000	200,000	282,522	223,318	70,000	121,934	1,287,774
Christopher J. Papa	2008	342,000	226,800	370,970	133,786	—	7,363	1,080,919
Executive VP & Chief Financial Officer	2007	330,000	—	266,433	149,246	222,500	9,178	977,357
	2006	315,000	160,000	126,143	86,287	—	15,497	702,927
Thomas D. Senkbeil(5)	2008	388,000	—	923,571	231,588	—	1,586,859	3,130,018
Executive VP & Chief Investment Officer	2007	375,000	—	279,531	256,694	262,500	11,228	1,184,953
	2006	365,000	185,000	216,474	191,684	36,750	22,137	1,017,045
Thomas L. Wilkes	2008	352,000	79,200	308,245	133,698	—	23,075	896,218
Executive VP & President, Post Apartment Management	2007	340,000	—	204,522	163,403	222,500	10,328	940,753
	2006	330,000	170,000	156,509	118,669	35,000	57,667	867,845
Sherry W. Cohen	2008	290,000	202,200	193,231	83,654	—	8,682	777,767
Executive VP & Corporate Secretary	2007	280,000	—	131,568	101,583	156,000	10,497	679,648
	2006	265,000	125,000	101,019	77,052	21,000	16,757	605,828

(1)	In 2008, each of the Named Executive Officers contributed a portion of his or her salary to our 401(k) plan. In addition, Ms. Cohen deferred a portion of her salary under the Deferred Compensation Plan, which is included in the 2008 Nonqualified Deferred Compensation table.

(2)	Includes amounts earned with respect to 2008 performance as determined in the discretion of the Committee, as described under the caption “Annual Cash Incentives” in the Compensation Discussion and Analysis as follows: for Mr. Papa $76,800; for Mr. Wilkes $79,200; and for Ms. Cohen $52,200. Also includes awards earned under our Special Sales Process Bonus for 2008 performance, as described under the caption “Special Sale Process Bonuses for 2008” in the Compensation Discussion and Analysis as follows: for Mr. Papa $150,000 and for Ms. Cohen $150,000.

(3)	Represents the dollar amount of restricted stock awards and stock option awards recognized for financial reporting purposes for the fiscal year ended December 31, 2008 under SFAS 123R (excluding estimates for forfeitures), rather than amounts paid to or realized by the Named Executive Officer. See Note 9 to the consolidated financial statements in the Form 10-K filed on March 2, 2009 for the fiscal year ended December 31, 2008 for the assumptions made in determining SFAS 123R values. For restricted stock awards, there can be no assurance that restricted stock awards will vest (in which case no value will be realized by the executive) or that the value received upon the vesting of such awards will be equal to the SFAS 123R value. For stock option awards, there can be no assurance that the options will vest or ever be exercised (in which case no value will be realized by the executive) or that the value received on the exercise of such awards will equal the SFAS 123R value.

(4)	All Other Compensation for 2008 is as follows:

Name	401(k) Match ($)(a)	Insurance Premiums ($)(b)	Perquisites ($)(c)	Severance ($)(d)
David P. Stockert	6,686	1,504	103,051	—
Christopher J. Papa	6,686	677	—	—
Thomas D. Senkbeil	6,686	2,727	—	1,577,446
Thomas L. Wilkes	6,686	1,827	14,562	—
Sherry W. Cohen	6,686	1,996	—	—

(a)	This column represents amounts contributed by the Company to each Named Executive Officer’s account under the 401(k) plan. Amounts contributed to the 401(k) plan are calculated on the same basis for all participants including the Named Executive Officers.

(b)	This column represents the Company’s contribution for long-term executive disability premiums for each Named Executive Officer.

(c)	This column reports perquisites (1) for Mr. Stockert in 2008, including $100,000 loan forgiveness described in more detail under the caption “Certain Relationships and Related Person Transactions — Loans to Executive Officers,” and $3,051 in membership dues for private clubs and (2) for Mr. Wilkes in 2008, including $13,494 for personal use of the Company’s aircraft (represents flight-specific, direct operating costs such as fuel, maintenance, basic catering and landing fees) and $1,068 in membership dues for private clubs. The perquisites for the other Named Executive Officers were less than $10,000 in 2008.

(d)	This column represents the severance to be received by Mr. Senkbeil. The severance will be paid over time from January 1, 2009 to June 11, 2011 and includes base salary and bonus continuation, a 2008 cash bonus, health care coverage, life and accidental death and dismemberment insurance and long-term disability coverage, and tax and related “gross up” payments with respect to health and welfare benefit payments. Refer to “Potential Payments Upon Termination or Change of Control” for more detail.

(5)	Mr. Senkbeil left the Company on December 31, 2008. In accordance with his Amended and Restated Employment and Change in Control Agreement, dated February 11, 2008, all of Mr. Senkbeil’s stock options and restricted stock awards became fully vested. Additionally, Mr. Senkbeil was entitled to severance, which is reported as “All Other Compensation.”

2008 Grants of Plan-Based Awards

The following table sets forth information with respect to possible payouts under non-equity incentive plan awards and restricted stock awards granted to each of the Named Executive Officers during 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David P. Stockert	01/31/2008				14,195	600,023
	01/31/2008	—	300,000	900,000
Christopher J. Papa	01/31/2008				9,463	400,001
	01/31/2008	—	200,000	600,000
Thomas D. Senkbeil	01/31/2008				9,463	400,001
	01/31/2008	—	200,000	600,000
Thomas L. Wilkes	01/31/2008				9,463	400,001
	01/31/2008	—	200,000	600,000
Sherry W. Cohen	01/31/2008				5,915	250,027
	01/31/2008	—	125,000	375,000

(1)	Represents possible payouts set by the Committee under our Shareholder Value Plan for performance during the three-year performance period from January 1, 2008 through December 31, 2010. In February 2009, the Committee (1) determined that future awards under the Shareholder Value Plan, including awards that would have been made for the 2009-2011 performance period, should be suspended and (2) authorized a buyout of outstanding performance awards under the Shareholder Value Plan, as described under the caption “Termination and Buyout of Future Awards Under the Shareholder Value Plan” in the Compensation Discussion and Analysis.

(2)	Represents restricted stock granted on January 31, 2008. One-third of these shares vested on December 31, 2008, one-third will vest on December 31, 2009 and one-third will vest on December 31, 2010. Dividends are paid on all shares of restricted stock.

(3)	Represents the grant date fair value of the restricted stock awards granted during 2008 computed in accordance with SFAS 123R. See Note 9 to the consolidated financial statements in the Form 10-K filed on March 2, 2009 for the assumptions made in determining SFAS 123R values. There can be no assurance that the restricted stock will vest (in which case no value will be realized by the executive) or that the value received upon the vesting of such awards will be equal to the SFAS 123R value. The closing price of our common stock on the NYSE as of January 31, 2008 was $42.27.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding option and stock awards for each of the Named Executive Officers as of December 31, 2008.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
David P. Stockert	05/31/2001	175,000	—		36.47	05/31/2011
	01/30/2003	23,000	—		24.01	01/30/2013
	07/17/2003	175,000	—		26.07	07/17/2013
	01/20/2004	50,000	—		27.98	01/20/2014
	01/18/2005	50,000	—		32.53	01/18/2015
	01/18/2006	40,000	20,000	(3)	40.15	01/18/2016
	02/02/2007	12,690	25,380	(4)	48.00	02/02/2017
							25,759	425,024
Christopher J. Papa	12/01/2003	30,000	—		28.99	12/01/2013
	01/18/2005	16,667	—		32.53	01/18/2015
	01/18/2006	20,000	10,000	(3)	40.15	01/18/2016
	02/02/2007	9,230	18,460	(4)	48.00	02/02/2017
							13,947	230,126
Thomas D. Senkbeil (5)	06/03/2003	165,000	—		26.78	06/03/2013
	01/20/2004	30,000	—		27.98	01/20/2014
	01/18/2005	50,000	—		32.53	01/18/2015
	01/18/2006	50,000	—		40.15	01/18/2016
	02/02/2007	27,690	—		48.00	02/02/2017
							—	—
Thomas L. Wilkes	02/18/1999	20,834	—		36.13	02/18/2009
	02/10/2000	26,316	—		38.13	02/10/2010
	05/31/2001	50,000	—		36.47	05/31/2011
	07/17/2003	50,000	—		26.07	07/17/2013
	01/20/2004	20,000	—		27.98	01/20/2014
	01/18/2005	25,000	—		32.53	01/18/2015
	01/18/2006	20,000	10,000	(3)	40.15	01/18/2016
	02/02/2007	9,230	18,460	(4)	48.00	02/02/2017
							14,892	245,718
Sherry W. Cohen	02/18/1999	42,667	—		36.13	02/18/2009
	02/10/2000	40,000	—		38.13	02/10/2010
	07/17/2003	48,334	—		26.07	07/17/2013
	01/20/2004	20,000	—		27.98	01/20/2014
	01/18/2005	12,500	—		32.53	01/18/2015
	01/18/2006	11,666	5,834	(3)	40.15	01/18/2016
	02/02/2007	5,770	11,540	(4)	48.00	02/02/2017
							9,130	150,645

(1)	The shares of restricted stock vest as follows:

	7/17/09	12/31/09	7/17/10	12/31/10	7/17/11	12/31/11
David P. Stockert	4,795	6,641	4,795	4,733	4,795	—
Christopher J. Papa	—	6,831	—	5,446	—	1,670
Thomas D. Senkbeil	—	—	—	—	—	—
Thomas L. Wilkes	2,398	4,543	2,398	3,155	2,398	—
Sherry W. Cohen	1,439	2,840	1,439	1,973	1,439	—

(2)	The market value of the restricted stock awards is based on the closing price of our common stock on the NYSE as of December 31, 2008, which was $16.50.

(3)	Unvested portion vested on January 18, 2009.

(4)	Vested one-half on February 2, 2009 and the remaining one-half vests on February 2, 2010.

(5)	Mr. Senkbeil left the Company on December 31, 2008, and in accordance with his Amended and Restated Employment and Change in Control Agreement, dated February 11, 2008, all of Mr. Senkbeil’s stock options will remain exercisable until June 1, 2012.

2008 Option Exercises and Stock Vested

The following table sets forth information concerning the amounts realized upon the exercise of options and on the vesting of stock during 2008 by each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David P. Stockert	—	—	13,097	272,442
Christopher J. Papa	—	—	8,767	141,371
Thomas D. Senkbeil	—	—	28,631	542,536
Thomas L. Wilkes	6,667	35,602	8,186	163,234
Sherry W. Cohen	9,915	52,946	5,108	101,179

(1)	Amounts reflect the difference between the exercise price of the stock option and the price of our common stock on the NYSE at the time of exercise, multiplied by the number of shares underlying the option exercised.

(2)	Amounts reflect the closing price of our common stock on the NYSE on the day the restricted stock vested.

Employment Agreements

We have employment agreements with our Named Executive Officers. Each of the agreements was amended and restated in February 2008 primarily to bring the original agreements into compliance with the requirements of Section 409A of the Code and to make certain other conforming changes. The discussion below reflects the agreements as amended and restated. The agreements generally provide for a minimum base salary and eligibility to receive (i) an annual bonus based on individual and corporate goals established by the Committee, (ii) incentive compensation in the form of options to purchase our common stock, (iii) an award of restricted stock and (iv) a target award under the Shareholder Value Plan. The Committee has suspended the grant of future awards under the Shareholder Value Plan and bought out all outstanding awards under the Shareholder Value Plan, as described under the caption “Termination and Buyout of Future Awards Under the Shareholder Value Plan” in the Compensation Discussion and Analysis.

The agreements also provide for participation in our employee benefit plans and specified executive perquisites disclosed in the 2008 Summary Compensation Table above. As part of the employment agreements, our Named Executive Officers agree to protect our trade secrets for so long as such information remains a trade secret, to protect any confidential or proprietary information for the one year period following his or her termination of employment and to refrain from soliciting our customers and our employees for the two year period following his or her termination of employment. In addition, our Named Executive Officers agree not to compete with us for the one-year period following his or her termination of employment. Included in the employment agreements are termination and change of control provisions, which are more fully described in “Potential Payments Upon Termination or Change of Control” below. Other terms of these agreements are summarized in the table below.

Name	Minimum Annual Base Salary(1)	Term of Employment Agreement
David P. Stockert	$420,000	07/17/2011	(1)
Christopher J. Papa	342,000	10/16/2009	(2)
Thomas D. Senkbeil	388,000	06/01/2011	(3)
Thomas L. Wilkes	352,000	10/16/2009	(2)
Sherry W. Cohen	290,000	10/16/2009	(2)

(1)	Agreement renews for 3-year term on each anniversary of agreement unless terminated by either party pursuant to the agreement’s notice and termination provisions.

(2)	Agreement renews for an additional 1-year term on each anniversary of agreement unless terminated by either party pursuant to the agreement’s notice and termination provisions. The notice provisions were amended in February 2008 to require at least 6-months advance notice by the Company of any decision not to renew.

(3)	Mr. Senkbeil left the Company on December 31, 2008 and will be paid in accordance with his Amended and Restated Employment and Change in Control Agreement, dated February 11, 2008, as described below under the caption “Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

As part of the employment agreements with our Named Executive Officers, we have agreed to pay certain amounts and provide certain benefits following termination of employment or a change of control under certain circumstances, as described below. The descriptions below reflect the amendments to each Named Executive Officer’s employment agreement in February 2008.

Mr. Senkbeil is not included in the discussion below because he left the Company on December 31, 2008. Mr. Senkbeil will receive compensation in accordance with the provisions regarding termination without cause in his Amended and Restated Employment and Change in Control

Agreement, dated February 11, 2008. His severance, detailed below, is reflected in the 2008 Summary Compensation Table but will be paid over time from January 1, 2009 to June 11, 2011.

Type	Amount
Cash Compensation — base salary and bonus continuation	$1,449,058
2008 Cash Bonus Equivalent	87,300
Health Care Coverage	14,281
Life and AD&D insurance and long-term disability coverage	10,085
Tax and related payments with respect to health and welfare benefit payments	16,723

$1,577,447

Additionally, all of Mr. Senkbeil’s stock options and restricted stock awards became fully vested on December 31, 2008.

Termination For Cause or By Executive Without Good Reason.    In the event of termination by us for cause or by the executive without good reason, the executives will forfeit all compensation, perquisites and benefits provided in the agreements and will not continue to vest in options to purchase common stock or in restricted stock.

Termination Without Cause or For Good Reason.    If any employment agreement is terminated by us without cause or by one of the executives for good reason, the executives will continue to receive all cash compensation, other benefits under our benefit plans and certain perquisites owed for the time periods specified for each executive in the table below (column A) as if he or she continued to be employed for such time periods. In addition, for Mr. Stockert, any unvested stock options and restricted stock shall vest on the date of termination to the extent that any such option or restricted stock would have vested through the term of his agreement, and he shall remain eligible to receive payouts under the Shareholder Value Plan as if he continued to be employed through the term of his agreement. For Messrs. Papa and Wilkes and Ms. Cohen, any unvested stock options and restricted stock shall vest on the date of termination to the extent that any such option or share of restricted stock would have vested 18 months from the termination date, and they shall remain eligible to receive payouts under the Shareholder Value Plan as if they continued to be employed 18 months from the termination date. For each executive, the period during which outstanding options may be exercised will be determined as described in the table below (column B). In February 2009, the Committee (1) determined that future awards under the Shareholder Value Plan, including awards that would have been made for the 2009-2011 performance period, should be suspended and (2) authorized a buyout of outstanding performance awards under the Shareholder Value Plan, as described under the caption “Termination and Buyout of Future Awards Under the Shareholder Value Plan” in the Compensation Discussion and Analysis.

Name	Payment Period for Cash Compensation and Other Benefits Following Termination Date (A)	Exercise Period for Options Following Termination Date (B)
David P. Stockert	remaining agreement term	deemed employed through lesser of agreement term and remaining option term
Christopher J. Papa	18 months	deemed employed through lesser of 18 months and remaining option term
Thomas L. Wilkes	18 months	deemed employed through lesser of 18 months and remaining option term
Sherry W. Cohen	18 months	deemed employed through lesser of 18 months and remaining option term

In addition, Mr. Stockert will receive a payout equal to $100,000 for each year remaining under the term of his agreement to reduce the principal amount under one of his outstanding loans.

Termination in Connection with Change of Control.    If a change of control (as defined below) occurs and an executive’s employment is terminated by us without cause or by one of the executives for good reason during the three year period following the change of control (the protection period) or if an executive resigns during the 90-day period that starts on the first anniversary of the change of control for any or no reason, the executive will, within 30 days of his or her termination, receive a lump sum payment equal to three times the executive’s cash compensation. Cash compensation, for purposes of change of control severance, is defined in the agreements as the executive’s base salary at the time of termination (or if greater, the average salary over the prior three years) plus the average annual cash bonuses earned over the prior three years. The value of the stock options, restricted shares and Shareholder Value Plan awards are not included. In addition, any of his or her unvested stock options and restricted stock shall fully vest, and notwithstanding the terms of the stock options, the options shall remain exercisable for the remaining terms of the options as if there had been no termination of employment. Upon a change in control, all performance periods in effect under the Shareholder Value Plan will terminate, and awards will be paid out at the greater of target or actual performance to the date of the change in control. In February 2009, the Committee (1) determined that future awards under the Shareholder Value Plan, including awards that would have been made for the 2009-2011 performance period, should be suspended and (2) authorized a buyout of outstanding performance awards under the Shareholder Value Plan, as described under the caption “Termination and Buyout of Future Awards Under the Shareholder Value Plan” in the Compensation Discussion and Analysis. The executive will also continue to receive coverage and benefits under the employee benefit plans for the remainder of the protection period and will be eligible to receive such benefits if we terminate their employment without cause or they resign for good reason during the 60-day period leading up to the date of a change of control.

In addition, Mr. Stockert will, within 30 days of termination, receive a payment equal to $100,000 for each year remaining in the protection period to reduce the principal amount under one of Mr. Stockert’s outstanding loans.

Definitions and Other Provisions

Under the employment agreements, a change of control is defined as:

•	any change of control which is required to be reported in a proxy statement,

•	a person becoming a beneficial owner of 45% or more of the combined voting power of our then outstanding securities for the election of directors,

•

the members of our board of directors at the beginning of any period of two consecutive years or less cease for any reason to constitute a majority of our board of directors unless their successors were approved by at least two-thirds of the members of our board of directors at the beginning of such period,

•

the approval by our shareholders of a reorganization, merger, consolidation or share exchange which results in our common stock being converted or changed into securities of another non-Company affiliated organization,

•	any dissolution or liquidation of the Company or the sale or disposition of 50% or more of our assets or business, or

•

the approval by our shareholders of any reorganization, merger, consolidation or share exchange with another corporation that would cause existing shareholders of the Company to hold less than 60% of the outstanding shares of common stock of the surviving entity.

A change of control is “effective” under these agreements on the date of the closing of the transaction which effects the change of control or, if there is no such closing, on the date the change of control is reported to the SEC (or otherwise publicly announced as effective).

If any of the executives would be subject to a “golden parachute” excise tax as a result of the benefits called for under the change of control provisions in his or her employment agreement, he or she agrees to waive his or her right to up to $25,000 of such benefits in order to eliminate such tax. However, if such a waiver would fail to eliminate such tax, no waiver shall be required, and we will make payments to the executive sufficient to pay such excise tax, any additional federal, state and local taxes due (other than a tax under Section 409A of the Code) and social security and other employment taxes as a result of such payment of excise taxes and any interest or penalties assessed by the Internal Revenue Service related to such excise tax payments (subject to exceptions).

The tables below were prepared as though the Named Executive Officers’ employment was terminated or a change of control occurred on December 31, 2008 using the closing price of our common stock as of December 31, 2008, the last day of the trading year (both as required by the SEC). The amounts reflect the acceleration of benefits described above as well as benefits payable or other consequences under our benefit plans in connection with a change of control. There can be no assurance that a termination or change of control would produce the same or similar results as those shown below if it occurs on any other date or at any other price.

	Cash Severance(1)	Continued Benefits and Perquisites(2)	Accelerated Vesting of Unvested Equity Compensation(3)	Shareholder Value Plan Payouts(4)	Excise Tax Gross-Up(5)	Total
David P. Stockert
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$287,671	$437,500	n/a	$725,171
• Involuntary Termination without Cause, Resignation for Good Reason	$1,514,397	$37,709	$725,024	$437,500	n/a	$2,714,630
• Termination in connection with a Change of Control	$1,785,000	$40,694	$725,024	$437,500	—	$2,988,218
Christopher J. Papa
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$209,550	$300,000	n/a	$509,550
• Involuntary Termination without Cause, Resignation for Good Reason	$910,600	$21,357	$123,024	$100,000	n/a	$1,154,981
• Termination in connection with a Change of Control	$1,462,800	$38,215	$230,126	$300,000	—	$2,031,141
Thomas L. Wilkes
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$127,017	$300,000	n/a	$427,017
• Involuntary Termination without Cause, Resignation for Good Reason	$937,400	$20,758	$114,527	$100,000	n/a	$1,172,685
• Termination in connection with a Change of Control	$1,505,200	$41,664	$245,718	$300,000	—	$2,092,582
Sherry W. Cohen
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$79,415	$187,500	n/a	$266,915
• Involuntary Termination without Cause, Resignation for Good Reason	$715,400	$13,630	$70,620	$62,500	n/a	$862,150
• Termination in connection with a Change of Control	$1,187,200	$28,234	$150,645	$187,500	—	$1,553,579

(1)	Upon involuntary termination without Cause or resignation for Good Reason, includes cash severance equal to annual base salary plus average bonus earned over the prior three years, continued for the number of years remaining in the employment agreement term, in the case of Mr. Stockert, and for 18 months for the other Named Executive Officers. For purposes of this table, the average of bonuses earned for 2006-2008 were used to calculate severance. In addition, Messrs. Papa and Wilkes and Ms. Cohen would receive their target bonus for the year of termination, prorated for the number of months worked during the year. For purposes of this table, cash severance includes the difference between target bonus and actual bonus received for 2008 for Messrs. Papa and Wilkes, and Ms. Cohen.

(2)	Includes medical, dental, vision, life, accidental death & dismemberment, short-term disability, long-term disability, and supplemental long-term disability coverage. Cost of continued benefits is estimated using 2008 annual costs and an 8% annual growth factor.

(3)	Amounts in this column represent the “in-the-money” value of unvested stock options and the full value of unvested restricted stock awards as of December 31, 2008 (the assumed termination date) to the extent vesting would be accelerated upon termination under these scenarios. These amounts are different than our compensation expense for granting these awards. The assumed share price upon each termination scenario is $16.50 which was the closing price of our common stock on the NYSE on December 31, 2008, the last trading day of the year. Also includes the dollar value of loan forgiveness for Mr. Stockert, which would accelerate upon termination without Cause or resignation for Good Reason.

(4)	Includes an estimate of payouts under our Shareholder Value Plan for the 2007-2009 and 2008-2010 performance periods. Upon termination due to death, disability or retirement, awards for performance periods in effect would be paid out at the end of each performance period based on actual performance. Because these amounts cannot be calculated, we have used the target award level in our calculations. Upon a change of control, all performance periods in effect would terminate, and awards would be paid out at the greater of target or actual performance-to-date. As of December 31, 2008, actual performance-to-date was tracking below target, and thus the target award level was used. In February 2009, the Committee (1) determined that future awards under the Shareholder Value Plan, including awards that would have been made for the 2009-2011 performance period, should be suspended and (2) authorized a buyout of outstanding performance awards under the Shareholder Value Plan, as described under the caption “Termination and Buyout of Future Awards Under the Shareholder Value Plan” in the Compensation Discussion and Analysis. Participants had until March 15, 2009 to accept the buyout offer, and each Named Executive Officer accepted the offer. For a termination on or after March 15, 2009, there would be no amounts payable under our Shareholder Value Plan.

(5)	If any of the Named Executive Officers would be subject to a “golden parachute” excise tax as a result of the benefits called for under the change of control provisions in his or her employment agreement, he or she agrees to waive his or her right to up to $25,000 of such benefits in order to eliminate such tax. In any such case, the benefits will be reduced (not to exceed $25,000) to the 280G “safe harbor,” which is defined below. However, if such a waiver would fail to eliminate such tax, no waiver shall be required, and we will make gross-up payments to the executive sufficient to pay such excise tax, any additional federal, state and local taxes due (other than a tax under Section 409A of the Code) and social security and other employment taxes as a result of such payment of excise taxes and any interest or penalties assessed by the Internal Revenue Service related to such excise tax payments (subject to exceptions). To calculate the excise tax gross-up liability, the following assumptions were used:

•

The 280G safe harbor is three times each Named Executive Officer’s “base amount” minus $1. Each executive’s base amount was calculated by taking the average W-2 income (box 1) from the past five years (2004-2008), as applicable.

•	The excise tax rate is 20% and the combined state and federal personal income tax rate is 40.7%, which represents the highest marginal tax rate.

•	The stock award parachute calculations for purposes of Section 280G were based on the safe harbor Black-Scholes valuation methodology in Rev. Proc. 2003-68, using the SFAS 123R option valuation assumptions as of December 31, 2008 (volatility 33.89%, risk-free interest rate 1.68%, dividend yield 4.85%, expected term 5.8 years) and the remaining expected term calculated using Rev. Proc. 98-34 methodology. Per the 280G rules, the cost included in the parachute payment for the accelerated vesting of stock options, restricted stock, and accelerated loan forgiveness is the sum of (1) the excess of the aggregate accelerated benefit over the present value of the accelerated benefit and (2) the lapse of service obligation (1% times the number of months of vesting accelerated times the aggregate accelerated benefit). For the Shareholder Value Plan, the full target value of the award that is accelerated is included in the parachute.

•	Messrs. Stockert, Papa and Wilkes’ and Ms. Cohen’s total parachute did not exceed the Section 280G safe harbor. As a result, they would not have incurred any excise tax.

2008 Nonqualified Deferred Compensation

The following table sets forth information regarding deferred compensation that is not tax-qualified for each of the Named Executive Officers.

Name	Executive Contributions in 2008 ($)(1)	Aggregate Earnings in 2008 ($)	Aggregate Balance at December 31, 2008 ($)(2)
David P. Stockert	—	—	—
Christopher J. Papa	—	—	—
Thomas D. Senkbeil	—	(82,512)	153,864
Thomas L. Wilkes	—	(5,447)	8,629
Sherry W. Cohen	52,000	(135,455)	298,646

(1)	The amounts in this column are also included in the salary column of the 2008 Summary Compensation Table.

(2)	Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year, and for previous years:

Name	Reported in Current Summary Compensation Table ($)	Reported in Previous Years’ Summary Compensation Table ($)	Total ($)
David P. Stockert	—	—	—
Christopher J. Papa	—	—	—
Thomas D. Senkbeil	—	192,500	192,500
Thomas L. Wilkes	—	20,000	20,000
Sherry W. Cohen	52,000	300,052	352,052

Each Named Executive Officer may elect to defer the payment of all or a portion of his or her salary and bonus for any calendar year under our Deferred Compensation Plan. The amount of compensation that may be deferred under the plan is not limited.

The deferrals made by a participant under the plan are credited to a bookkeeping account for the participant. We will make adjustments to each participant’s account balance to reflect the investment return that would have been received had the account balance been invested in one or more benchmark return options which the participant elects for us to use in making such adjustments to his or her account. The array of benchmark return options changes from time to time. As of December 31, 2008, Named Executive Officers and other participants could choose among several different investments, including domestic and international equity, income, short term investment and balanced mutual fund investments. Participants can change their deferral elections in accordance with procedures established by us from time to time. All deferred amounts are held in a rabbi trust.

When participants elect to defer amounts, they may also select when the amounts ultimately will be distributed to them. Distributions may be either made at a fixed time specified by the participant — whether or not employment has then ended — or as of the participant’s retirement or separation, disability, death or upon a change of control. Distributions may also be made in the event of certain unforeseeable emergencies. A participant may elect to have us distribute his or her account in one of the following methods: (1) one lump sum; (2) five annual installments; or (3) ten annual installments. However, if the balance credited to the participant’s account does not exceed $10,000, the participant’s account will automatically be distributed in one lump sum. In addition, all distributions made pursuant to a fixed time election, an unforeseeable emergency, death, or a change of control will be made in one lump sum. All distributions are made in cash.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Deriso, French, Rice and Schwartz and Ms. Thayer served as members of the Executive Compensation and Management Development Committee. During 2008:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Committee,

•	no member of the Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries,

•	no member of the Committee entered into any transaction with our Company in which the amount involved exceeded $120,000,

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Committee, and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing the terms, conditions and arrangements involving any related person or potential conflict of interest transaction and for overseeing our Code of Business Conduct, which includes disclosure requirements applicable to our employees and our directors relating to conflicts of interest. Accordingly, the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions that involve the Company, one of our directors or executive officers or any of their immediate family members. Although we have not entered into any such transactions since January 1, 2008 that meet the requirements for disclosure in this Proxy Statement, if there were to be such a transaction, we would need the approval of our Audit Committee prior to entering into such transaction.

Loans to Executive Officers

We made loans to certain executive officers in 1999 and 2001. The purpose of these loans was generally to facilitate the executive’s purchase of our common stock. Some of these loans included forgiveness provisions where the principal amount would be forgiven in annual installments over five or ten years. In this way, these loans were economically similar to a restricted stock grant with annual installment vesting. All of the loans bear interest at 6.32%. Interest is payable quarterly and the loans are due in full on the earlier of (1) the tenth anniversary of the date of the note or (2) 30 days after the employee ceases for any reason to be an employee of the Company. The loans were made prior to July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002. Pursuant to the Sarbanes-Oxley Act, we may not extend further loans or change the payment terms of existing loans, but we may allow these loans to remain in place under their original terms.

We had outstanding loans to Mr. Stockert during 2008. In addition, the “All Other Compensation” column in the 2008 Summary Compensation Table reflects loan forgiveness of $100,000 for Mr. Stockert during 2008. The following table outlines loans with outstanding balances during the year ended December 31, 2008 for Mr. Stockert.

Executive	Loan Date	Original Loan Amount	Outstanding Balance as of 12/31/08	Outstanding Balance as of 3/31/09	2008 Annual Forgiveness Amount
David P. Stockert	May 2001	$1,000,000	$300,000	$200,000	$100,000
	June 2001	$1,000,000	$625,000	$625,000	none

The May 2001 loan for Mr. Stockert provides for annual forgiveness in the amount of $100,000. In the aggregate, Mr. Stockert has paid down $375,000 of his June 2001 original loan amount with the proceeds from the sale of stock acquired upon the exercise of outstanding options.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing with Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm for fiscal year 2008, the scope and results of their audit engagement. In connection with the audit for the year ended December 31, 2008, the Audit Committee has:

•

reviewed and discussed with management the audited financial statements of Post Properties and Post Apartment Homes, L.P. (Post Apartment Homes) to be included in our Annual Report on Form 10-K for the year ended December 31, 2008;

•

discussed with Deloitte the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.

Management is primarily responsible for Post Properties’ financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Post Properties and Post Apartment Homes in accordance with generally accepted accounting principles (GAAP). Deloitte is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte included in their report to the financial statements of Post Properties and Post Apartment Homes.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee:

Russell R. French, Chair

Walter M. Deriso, Jr.

Dale Anne Reiss

Stella F. Thayer

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

2008 and 2007 Fees

Deloitte served as our independent registered public accounting firm for the fiscal years ended December 31, 2008 and December 31, 2007. The table below summarizes fees for professional services rendered by Deloitte for the years ended December 31, 2008 and 2007.

Deloitte & Touche LLP Fees	Year Ended December 31, 2008	Year Ended December 31, 2007
Audit Fees(1)	$650,000	$619,000
Audit-Related Fees(2)	217,650	161,975
Tax Fees	—	—
All other Fees(3)	4,000	53,414

Total	$871,650	$834,389

(1)	Represents audit fees and expenses related to audits of the annual financial statements of Post Properties and Post Apartment Homes, reviews of quarterly financial statements of Post Properties and Post Apartment Homes, audits of management’s assessment of the effectiveness of internal control over financial reporting of Post Properties and Post Apartment Homes and other attest services rendered in connection with securities offerings and registration statements.

(2)	Represents fees principally related to separate joint venture audits, other statutory audits and accounting advisory services, and for 2008 also includes fees related to our formal process to pursue a business combination or other sales transaction.

(3)	Represents fees in 2008 related to the 2002 Shareholder Value Plan and fees in 2007 for property tax advisory services.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a pre-approval policy for audit and permissible non-audit services provided by our independent registered public accounting firms. The policy gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for certain services on an annual basis. Pursuant to the policy and the Audit Committee Charter, the Audit Committee has delegated to its chair the authority to address any requests for pre-approval of other non-audit services between Audit Committee meetings that do not exceed $75,000 per non-audit service. Any such approvals are required to be subsequently ratified by the full Audit Committee.

None of the services provided by Deloitte for 2008 and 2007, that were approved by the Audit Committee, made use of the de minimus exception to pre-approval set forth in applicable rules of the SEC.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2009 and to prepare a report on this audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2008 about our common stock that may be issued under our 1993 Employee Stock Plan and our Amended and Restated 2003 Incentive Stock Plan. As of December 31, 2008, there were outstanding stock grants subject to forfeiture for 128,004 shares which are not reflected in the table.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders:
1993 Employee Stock Plan	893,312	(1)	34.52	—
Amended and Restated 2003 Incentive Stock Plan	1,488,810	(1)	33.54	3,151,376	(2)

Total	2,382,122		33.91	3,151,376
Equity compensation plans not approved by security holders:	N/A		N/A	N/A

Total	2,382,122		33.91	3,151,376

(1)	The term for all outstanding options and SARs is ten years from the date of grant.

(2)	The Amended and Restated 2003 Incentive Stock Plan applies share counting on a fungible basis, which means that stock grants will count against the total shares available under the plan as 2.7 shares for every one share issued, while options will count against the total shares available as one share for every one share issued on the exercise of an option and SARs will count against the total shares available as one share for each share with respect to which the appreciation in the SAR is based if the SAR is settled in shares (as distinguished from one share for each share issued in satisfaction of the SAR). Shares issued that are forfeited will be added back to the total shares available on the same fungible basis. However, shares tendered by a participant or withheld by us to pay the exercise price of options or to satisfy any tax withholding obligation with respect to an award, and shares that are not issued in connection with the stock settlement of the SAR when the SAR is exercised, will not be added back to the shares authorized under the plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC certain reports with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the reports furnished to the company, or written representations from reporting persons that all reportable transactions were reported, the company believes that during the fiscal year ended December 31, 2008 the company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Shareholder Proposals

Rule 14a-8 Proposals for Our 2010 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal submitted for inclusion in our proxy statement for the 2010 Annual Meeting must be received by December 23, 2009. However, pursuant to such Rule, if the 2010 Annual Meeting is held on a date that is before May 10, 2010 or after July 9, 2010, then a shareholder proposal submitted for inclusion in our proxy statement for the 2010 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2010 Annual Meeting.

Shareholder Proposals of Business

Under our bylaws which will be in effect for the 2010 Annual Meeting, a shareholder is eligible to submit a shareholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the shareholder is (1) of record based on the record date for determining shareholders entitled to vote at the annual meeting and (2) of record on the date the shareholder gives notice of the proposal to our Corporate Secretary. In addition, the proposal must be a proper matter for shareholder action under Georgia law and the shareholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2010 Annual Meeting between February 9, 2010 and March 11, 2010, provided however, if and only if the 2010 Annual Meeting is not scheduled to be held between May 15, 2010 and July 4, 2010, such shareholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2010 Annual Meeting is publicly disclosed or notice of the 2010 Annual Meeting is mailed, whichever occurs first. The advance notice of the proposal must contain certain information specified in our bylaws, including information concerning the proposal and the shareholder proponent, and the shareholder must update and supplement that information as of, and within five days of, the record date for the 2010 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Shareholders intending to submit a proposal of business at the 2010 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our bylaws, as amended and restated effective June 9, 2009, which were filed with the SEC as an exhibit to a Form 8-K on February 11, 2009.

Shareholder Nominations of Directors

Shareholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws which will be in effect for the 2010 Annual Meeting, a shareholder is eligible to submit a shareholder nomination of directors at an annual meeting if the shareholder is (1) of record based on the record date for determining shareholders entitled to vote at the annual meeting and (2) of record on the date the shareholder gives notice of the nomination to our Corporate Secretary. The shareholder also must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2010 Annual Meeting between February 9, 2010 and March 11, 2010, provided however, if and only if the 2010 Annual Meeting is not scheduled to be held between May 15, 2010 and July 4, 2010, such shareholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2010 Annual Meeting is publicly disclosed or notice of the date of the 2010 Annual Meeting is mailed, whichever occurs first. The advance notice of the nomination must contain certain information specified in our bylaws, including information concerning the nominee and the shareholder proponent, and the shareholder must update and supplement that information as of, and within five days of, the record date for the 2010 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Shareholders intending to submit a nomination for the 2010 Annual Meeting must comply with the provisions specified in our bylaws, as amended and restated effective June 9, 2009, which were filed with the SEC as an exhibit to a Form 8-K on February 11, 2009.

Contact Information

Shareholder proposals should be sent to:

Post Properties, Inc.

One Riverside

4401 Northside Parkway, Suite 800

Atlanta, Georgia 30327-3057

Attention: Corporate Secretary

Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or of this Proxy Statement is being delivered to shareholders residing at the same address unless such shareholders have notified us of their desire to receive multiple copies. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or of this Proxy Statement, as applicable, to any shareholder residing at an address to which only one copy was mailed. Shareholders who participate in householding will continue to be able to separately vote their proxy. Also, householding will not in any way affect dividend check mailings.

Shareholders residing at the same address and currently receiving only one copy of the Notice of Internet Availability of Proxy Materials or of this Proxy Statement may contact us to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or of this Proxy Statement may contact us to request a single copy in the future. All such requests should be directed to our Corporate Secretary by mail to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia, 30327-3057, or by phone at (404) 846-5000.

The board of directors knows of no other matters to be brought before the Annual Meeting.

By Order of the Board of Directors,

Sherry W. Cohen

Executive Vice President and Corporate Secretary

Atlanta, Georgia

April 22, 2009

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Company’s goal is that at least a majority of the Board of Directors will be independent. Each year, the Board of Directors will affirmatively determine whether a director is “independent” and will disclose these determinations in its annual proxy statement.

A director will not be considered independent if:

a) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company or any of its affiliates;

b) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or any of its affiliates, other than excluded compensation;

c) (1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or any of its affiliates’ audit within that time;

d) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s or any of its affiliates’ present executive officers at the same time serves or served on that company’s compensation committee; and

e) the director is a current employee, or an immediate family member is a current executive officer, of any organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (such payments and consolidated gross revenues to be measured based on reported figures for the last completed fiscal year).

For purposes of these guidelines, the terms:

•

“affiliate” means any entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the Board of Directors or comparable governing body of that entity;

•

“excluded compensation” means director and committee fees (including fees paid to the Chairman of the Board of Directors and the chair of any committee of the Board of Directors) and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service; and

•	“immediate family” has the meaning set forth in Rule 303A.02 of the New York Stock Exchange, as amended from time to time.

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 9, 2009.

		Vote by Internet
		• Log on to the Internet and go to www.envisionreports.com/PPS2009 • Follow the steps outlined on the secured website.
		Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

•    Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Robert C. Goddard, III	☐	☐	02 - Douglas Crocker II	☐	☐	03 - David P. Stockert	☐	☐

04 - Herschel M. Bloom	☐	☐	05 - Walter M. Deriso, Jr.	☐	☐	06 - Russell R. French	☐	☐

07 - Dale Anne Reiss	☐	☐	08 - David R. Schwartz	☐	☐	09 - Stella F. Thayer	☐	☐

10 - Ronald de Waal	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accountants for 2009.	☐	☐	☐	3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If submitted by a partnership, please sign in the partnership’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Post Properties, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 9, 2009

The undersigned hereby appoints David P. Stockert and Sherry W. Cohen, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof. The Annual Meeting will be held on June 9, 2009, at 9:00 a.m., local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND, IN THE DISCRETION OF MR. STOCKERT AND/OR MS. COHEN, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

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IMPORTANT ANNUAL MEETING OF SHAREHOLDERS INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the Post Properties, Inc. Annual Meeting to be Held on June 9, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2008 annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/PPS2009 to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2009 to facilitate timely delivery.

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Notice of Internet Availability of Proxy Materials

Post Properties, Inc.’s Annual Meeting of Shareholders will be held on June 9, 2009 at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, at 9:00 a.m. Local Time.

Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2:

1.	Election of Directors:

01 - Robert C. Goddard, III, 02 - Douglas Crocker II, 03 - David P. Stockert, 04 - Herschel M. Bloom,

05 - Walter M. Deriso, Jr., 06 - Russell R. French, 07 - Dale Anne Reiss, 08 - David R. Schwartz,

09 - Stella F. Thayer, 10 - Ronald de Waal.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accountants for 2009.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Post Properties, Inc. 2009 Annual Meeting

Directions to the Post Properties, Inc. 2009 Annual Meeting can be viewed at www.envisionreports.com/PPS2009.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/PPS2009. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Post Properties, Inc.” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 30, 2009.

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